Table of Contents

As filed with the Securities and Exchange Commission on June 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	4731	45-5540446
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 1109, Lippo Sun Plaza

28 Canton Road, Tsim Sha Tsui,

Kowloon, Hong Kong

Tel: +852 26621800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Northwest Registered Agent, LLC.

401 Ryland Street, Suite 200-A

Reno, NV, 89502, USA

Tel: +1 509-768-2249

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	M. Ali Panjwani Pryor Cashman LLP 7 Times Square New York, NY 10036 Tel: (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED JUNE 2, 2026

TIANCI INTERNATIONAL, INC.

Up to 4,800,000 Units, Each Unit Consisting of One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock

Up to 4,800,000 Pre-Funded Units, Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock

Up to 240,000 Placement Agent Warrants to Purchase One Share of Common Stock

Up to 4,800,000 Shares of Common Stock underlying the Pre-Funded Warrants

Up to 4,800,000 Shares of Common Stock underlying the Common Warrants

Up to 240,000 Shares of Common Stock underlying the Placement Agent Warrants

We are offering on a reasonable best efforts basis up to 4,800,000 units (the “Units”), each consisting of one share of common stock, $0.0001 par value per share, of Tianci International, Inc. (“Tianci”, the “Company”, “we”, “our”, “us”), together with one warrant (each a “Common Warrant”), each to purchase up to one share of common stock, at an assumed offering price of US$1.25 per Unit, which is the last reported sale price of our common stock as reported on the Nasdaq Capital Market on May 28, 2026. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities.

We are also offering pre-funded units (the “Pre-Funded Units”), with each Pre-Funded Unit consisting of (i) one pre-funded warrant (each a “Pre-Funded Warrant”) to purchase one share of common stock and (ii) one Common Warrant, to those purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Unit is equal to the price per Unit being sold in this offering, minus $0.001. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Unit we sell (without regard to any limitation on exercise set forth therein), the number of Units we are offering will be decreased on a one-for-one basis. The Pre-Funded Units have no stand-alone rights and will not be certified or issued as stand-alone securities.

Each Common Warrant will entitle the holder to purchase one share of common stock at an assumed exercise price of $1.25 (representing 100% of the assumed offering price of $1.25 per unit, the last reported sale price of our common stock as reported on The Nasdaq Capital Market on May 28, 2026) and expire three (3) years from date of issuance. A holder of a Common Warrant may not exercise any portion of a Common Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock after exercise, as such ownership percentage is determined in accordance with the terms of the Common Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. A holder of Common Warrants may, at any time following the closing of this offering and in its sole discretion, exercise its Common Warrants in whole. See “Description of Capital Stock and Securities we are Offering” on page 33 of this prospectus for more information regarding the terms of the Common Warrants.

i

The common stock and Pre-Funded Warrants, as the case may be, can each be purchased in this offering only with the accompanying Common Warrants that are part of a Unit or Pre-Funded Unit, but the Units and the Pre-Funded Units have no stand-alone rights and will not be certified, and the components of the Units or the Pre-Funded Units will be immediately separable and will be issued separately in this offering. Pursuant to the registration statement of which this prospectus forms a part, we are also registering the shares of common stock issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in the Units and Pre-funded units offered hereby.

Our common stock is listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “CIIT”. On May 28, 2026, the last reported sales price of our common stock on Nasdaq was US$1.25 per share. The trading price of our common stock has been, and may continue to be, subject to wide price fluctuations in response to various factors, many of which are beyond our control, including those described in “Risk Factors.” There is no established trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Common Warrants or Pre-Funded Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Common Warrants will be limited.

On October 29, 2025, we received written notice from the Listing Qualifications Department of Nasdaq, notifying us that for the preceding 30 consecutive business days before October 29, 2025, our common stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5550(a)(2). Therefore, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided a period of 180 calendar days, or until April 27, 2026 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. On March 6, 2026, pursuant to the authority granted by the Company’s stockholders at the annual meeting of the Company’s stockholders held on February 13, 2026, the board of directors approved a reverse stock split of our common stock at a ratio of 1-for-7 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 12:01 a.m. Eastern Time on March 20, 2026, prior to the effectiveness of the registration statement of which this prospectus forms a part. Other than our historical financial statements and notes thereto incorporated by reference herein, and except where otherwise noted, all references to our common stock presented in this prospectus have been adjusted to give retroactive effect to the Reverse Stock Split. On April 6, 2026, the Company has received written notification from the Listing Qualifications Department of the Nasdaq confirming that the Company has regained compliance with the Minimum Bid Price Requirement because the closing bid price of our common stock had been $1.00 per share or greater for 10 consecutive business days prior to such letter.  The Company had previously not been in compliance with the Minimum Bid Price Requirement for the preceding 30 consecutive business days before October 29, 2025. For more information on the Company’s regained compliance with the Minimum Bid Price Requirement, see the Current Reports on Form 8-K filed by the Company with the SEC on April 7, 2026, March 17, 2026, and October 30, 2025.

The offering price for the Units in this offering will be determined at the time of pricing, and may be at a discount to the current market price at the time. The actual offering price per Pre-Funded Unit to investors in this offering will be equal to the offering price per Unit minus $0.001. Therefore, the assumed offering price used throughout this prospectus may not be indicative of the final offering price. The final offering price will be determined through negotiation between us, the Placement Agent (defined below) and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than two trading days following the commencement of sales in this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

The issuance of such Units and Pre-Funded Units will result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding common stock or voting power immediately following the closing of the transaction. Accordingly, the Company has determined that, for purposes of complying with Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with the issuance of such securities. The Company obtained the requisite stockholder approval for purposes of Nasdaq Listing Rule 5635(d) on April 10, 2026, which the holders of an aggregate of 2,347,615 shares of the Company’s common stock, representing approximately 64.87% of the overall voting power of the Company, executed a written consent in lieu of a meeting, giving such requisite stockholder approval for purposes of Nasdaq Listing Rule 5635(d). Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an Information Statement on Schedule 14C (the “Information Statement”) describing the Actions will be filed with the SEC and mailed to the Company’s stockholders. None of the Actions may become effective earlier than 20 calendar days following the mailing of the Information Statement.

ii

Any proceeds from the sale of Units and Pre-Funded Warrants offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 17 in this prospectus for more information.

Investing in our securities involves a high degree of risks. See the section of this prospectus entitled “Risk Factors” beginning on page 17 of the prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus and in the documents incorporated by reference into this prospectus, before you invest.

Tianci International, Inc. is a holding company incorporated under the laws of the State of Nevada with operations conducted by its subsidiary based in Hong Kong. This is an offering of the securities of the Nevada holding company, which does not conduct operations. You are not investing in Roshing International Co., Limited, the Hong Kong operating entity, and may never hold equity in our Hong Kong operating subsidiary. Our structure involves unique risks to investors. See “Risk Factors – Risks Related to Doing Business in Hong Kong” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC for risks associated with business operations in jurisdictions where our subsidiary operate, and “Risk Factors - Risks Related to our Securities and the Offering” for risks associated with this offering in this registration statement.

Unless the context provides otherwise, references in this registration statement to “we,” “us,” “our company,” “our,” “the Company” and “Tianci” refers to Tianci International, Inc., “Tianci Seychelles” refers to Tianci Group Holding Limited, a limited company organized under the laws of Seychelles and a wholly owned subsidiary of Tianci, “RQS United” refers RQS United Group Limited, a company organized under the laws of the Republic of Seychelles and a wholly owned subsidiary of Tianci, “Roshing” refers to Roshing International Co., Limited, a company organized under the laws of Hong Kong. See “Commonly Used Defined Terms” on page 1 herein. Investors would be purchasing interests in Tianci International, Inc., a Nevada company.

We have established controls and procedures for cash flows within our organization. Our management team manages and supervises the transfers of funds among Tianci and its subsidiaries under the Cash Flow Management Policy, an internal policy adopted by Tianci. Under this policy, Tianci focuses on revenue management, cost control, working capital management, implementing financial strategies, and fulfilling compliance reporting duties. Our management team closely monitors cash transfers within our organization and prepares monthly reports and annual budget plans. Each transfer of cash between Tianci and its subsidiaries is also subject to internal reporting and approval processes by reference to such policy. In addition, cash transfers between Tianci, its subsidiaries, or investors shall follow the applicable Hong Kong laws and regulations. See also “Prospectus Summary—Cash Flows through Our Organization.”

We and our subsidiaries face various legal and operational risks and uncertainties associated with being based, or having all our operations, in Hong Kong. Our operating subsidiary conducts their business in Hong Kong, a Special Administrative Region of the PRC, and some of its clients are Mainland China individuals or Mainland China companies that may have shareholders or directors that are Mainland China individuals. Neither we nor our subsidiaries conduct any operations in Mainland China. Conducting business in Hong Kong involves risks of uncertainty about any actions the Chinese government or authorities may take in Hong Kong. There are significant legal and operational risks associated with being based in or having our operations in Hong Kong, including the changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. The legal and operational risks associated in operating in Mainland China also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the our subsidiaries and us, given the substantial operations in Hong Kong and the possibilities that PRC government may exercise significant oversight over the conduct of business in Hong Kong. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or the subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to investors and cause the value of such securities to significantly decline or be worthless, and/or no longer be permitted to continue business operations as presently conducted.

iii

As of the date of this prospectus, in the opinion of our Hong Kong legal counsel, D. Fan & Co., we and our subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate its business in Hong Kong, including but not limited to obtaining a business registration certificate, and we and our subsidiaries are not required to obtain permissions from any Hong Kong authorities to issue securities to investors. However, there could be a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change,  laws, regulations, or policies in Hong Kong could change in the future. If (i) we or our subsidiaries do not receive or maintain such permissions or approvals, (ii) we or our subsidiaries inadvertently conclude that any other permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless.

We and our subsidiaries are not based in Mainland China and do not have operations in Mainland China. Pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The laws and regulations of Mainland China do not currently have any material impact on our business, financial condition or results of operations and we are currently not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of Mainland China.

As confirmed by our legal advisors, we believe that we and our subsidiaries are not required to obtain any permissions or approvals from the Mainland China authorities for consummating this offering, including but not limited to the China Securities Regulatory Commission (“CSRC”), to operate Roshing’s business or to offer our securities on the U.S. exchanges and offer securities to foreign investors, on the basis that (i) we are a Nevada company and our only operating subsidiary, Roshing, is a Hong Kong company and is headquartered in Hong Kong; neither entity has operations in Mainland China; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor are we controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we currently do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity (“VIE”) with any entity in Mainland China; (iv) only very limited number of Roshing’s customers are Mainland China residents; (v) the majority of our senior managers in charge of the Company’s business operation and management are Hong Kong nationals and domiciled in Hong Kong; and (vi) all of Roshing’s employees are Hong Kong residents. We and our subsidiaries have not applied for or been denied of any such permissions or approvals from the Mainland China authorities. In addition, as of the date of this prospectus, as confirmed by our legal advisor, we believe that we and our subsidiaries are not subject to the cybersecurity review by the Cyberspace Administration of China (“CAC”) over data security and our offering because we are a Nevada company and our only operating subsidiary is a Hong Kong company, neither entity has operations in Mainland China. In addition, we expect that we and our subsidiaries’ operations will continue to be conducted in Hong Kong, as is the case as of the date of this prospectus. Therefore, we believe that the likelihood that we and our subsidiaries will be required to obtain any permissions or approvals from the governmental authorities of Mainland China for our operations, or the listing or offering of our securities on the U.S. exchanges and the offering of our securities in the future is very remote.

iv

Furthermore, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities. If (i) we and our subsidiaries do not receive or maintain such permissions or approvals, should such approvals be required in the future by the PRC government, (ii) we and our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our operations and financial condition could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and become worthless.  see “Risk Factors – Risks Related to Doing Business in Hong Kong – While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 for more information.

Notwithstanding the above, we are aware that Mainland China government may intervene or influence the Hong Kong operations of an offshore holding company, such as those of our Hong Kong operating subsidiary, Roshing, at any time. These risks, together with uncertainties in the legal system of Mainland China and the interpretation and enforcement of Mainland China laws, regulations, and policies, could hinder our ability to offer or continue to offer our securities, result in a material adverse change to Roshing’s business operations, and damage our reputation, which could cause our securities to significantly decline in value or become worthless. For a detailed description of risks relating to the potential impact of Mainland China laws and regulations on our and our operating subsidiary’s business operations. see “Risk Factors – Risks Related to Doing Business in Hong Kong – Most of our operations are in Hong Kong. However, due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like us, which could result in a material change in our operations and/or the value of our common stock.” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 for more information.

If we decide to pay dividends on any of our securities in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiary. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. see “Risk Factors – Risks Related to Doing Business in Hong Kong – We will rely on dividends and other distributions on equity paid by our Hong Kong subsidiary to fund any cash and financing requirements we may have. In the future, the PRC government may impose restrictions on our ability to transfer funds out of Hong Kong to fund operations or for other use outside of Hong Kong. Any limitation on the ability of our Hong Kong subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our common stock.” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 for more information.

Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (United States) (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Mainland China of the People’s Republic of China because of a position taken by one or more authorities in Mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

v

Our registered public accounting firm, Bush & Associates CPA LLC, an independent registered public accounting firm, has its principal office in Henderson, Nevada and is not headquartered in Mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determinations. Bush & Associates CPA LLC is registered with the PCAOB and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Bush & Associates CPA LLC’s compliance with applicable professional standards. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting or the cessation of trading of our Common Stocks, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Protocol”) with the CSRC and the Ministry of Finance (“MOF”) of the People’s Republic of China, which governs inspections and investigations of audit firms based in Mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. On December 15, 2022, the PCAOB secures complete access to inspect, investigate audit firms based in Mainland China and Hong Kong. It is possible when the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. The HFCAA and related regulations currently previously did not affect the Company as the Company’s auditor is subject to PCAOB’s inspections and investigations.

The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA and/or the AHFCAA. These recent developments could also add uncertainties to this offering and the listing of our securities on Nasdaq and we cannot assure you that the Nasdaq or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors—Risks Related to Doing Business in Hong Kong— Recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 for more information.

For a detailed description of risks related to doing business in Hong Kong, see “Risk Factors – Risks Related to Doing Business in Hong Kong” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC .

We are a “smaller reporting company,” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

vi

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “Placement Agent”). The Placement Agent has no obligation to purchase and are not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering the actual offering amount, the Placement Agent’s fee, and proceeds to us, if any, is not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the fee set forth in the table above and to provide reimbursement of certain expenses and certain other compensation to the Placement Agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

		Per Unit		Per Pre-Funded Unit		Total(4)
Offering price(1)	$		$		$
Placement Agent’s fees(2)	$		$		$
Proceeds, before expenses, to us(3)	$		$		$

(1)	Each Unit is offered at an offering price of US$1.25.
(2)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7%). We have also agreed to reimburse the Placement Agent for certain of their offering-related expenses. We have agreed that the Placement Agent will also receive warrants to purchase a number of common stock equal to 5.0% of the number of shares of common stock (or securities exercisable for shares of common stock) being sold in this offering (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants will be substantially similar to those of the Common Warrants issued in the Offering. The Placement Agent Warrants and the common stock issuable upon exercise of the Placement Agent Warrants are also being registered under the registration statement of which this prospectus forms a part. See “Plan of Distribution” beginning on page 44 of this prospectus for a description of the compensation to be received by the Placement Agent.
(3)	We estimate the total expenses of this offering payable by us, excluding the Placement Agent’s fees and reimbursement of the Placement Agent’s expenses, will be approximately US$258,296 .
(4)	Total gross proceeds are calculated assuming the sales of all the securities being offered in this offering, the full exercise of the Pre-Funded Warrants, if there is any issuance of Pre-Funded Units.

If we complete this offering, net proceeds will be delivered to us on the closing date. We expect to deliver the securities against payment in U.S. dollars in New York, NY to investors on or about [*], 2026, subject to satisfaction of certain customary closing conditions.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Placement Agent

Maxim Group LLC

Prospectus dated June 2, 2026.

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ABOUT THIS PROSPECTUS

The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. You should not assume that the information contained in this prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date. This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

You should rely only on the information that we have included or incorporated by reference in this prospectus and any related free writing prospectus that we may authorize to be provided to you. Neither we nor the placement agent have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any related free writing prospectus. This prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

At the annual meet of the Company’s stockholders held on February 13, 2026, the Company’s stockholders approved a proposal to grant the Board authority, in its sole discretion, prior to the one-year anniversary of such annual meeting, to effect a reverse stock split of the outstanding shares of common stock, at a ratio ranging from one-for-two (1:2) to one-for-one-hundred (1:100), with the exact ratio to be determined by the Board without further approval or authorization of our stockholders. On March 6, 2026, pursuant to the authority granted by the Company’s stockholders, the Board approved a reverse stock split of our common stock at a ratio of 1-for-7 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 12:01 a.m. Eastern Time March 20, 2026. Other than our historical financial statements and notes thereto incorporated by reference herein, and except where otherwise noted, all references to our common stock presented in this prospectus have been adjusted to give retroactive effect to the Reverse Stock Split.

Commonly Used Defined Terms

Unless otherwise indicated or the context requires otherwise, references in this registration statement to:

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“China,” “Chinese,” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, and, for the purposes of this prospectus only, excluding Taiwan;

•	“Mainland China” is to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•	Unless the context provides otherwise, “registrant,” “we,” “us,” “our company,” “our,” “the Company” and “Tianci” is to Tianci International, Inc., a Nevada company; and when describing the financial results of Tianci International, Inc., also includes its subsidiaries;

•	“Seychelles” refers to the Republic of Seychelles;

•	“Tianci Seychelles” refers to Tianci Group Holding Limited, a limited company organized under the laws of Seychelles and a wholly owned subsidiary of Tianci;

•	“RQS United” refers to RQS United Group Limited, a company organized under the laws of the Republic of Seychelles and a wholly owned subsidiary of Tianci;

•	“RQS Capital” refers to RQS Capital Limited, a company incorporated in British Virgin Islands.

•	“Roshing” refers to Roshing International Co., Limited, a company organized under the laws of Hong Kong and a subsidiary of RQS United. RQS United holds 90% of the share capital of its subsidiary, Roshing;

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•	“Shares,” “shares” or “shares of common stock” are to the shares of common stock of Tianci International, Inc., with par value of $0.0001 per share;

•	All references to “RMB” are to the legal currency of Mainland China;

•	All references to “HKD” “HK$” and “Hong Kong dollars” are to the legal currency of Hong Kong;

•	All references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States; and

•	“Website” is to our website at www.tianci-ciit.com.

We do not have any material operations of our own and we are a holding company with operations conducted in Hong Kong through our subsidiary, Roshing International Co., Limited, primarily using Hong Kong dollars, the currency of Hong Kong, or U.S. dollars. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of Hong Kong dollars to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in U.S. dollars) and the value of our assets, including accounts receivable (expressed in U.S. dollars).

Numerical figures included in this registration statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this registration statement follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.

This prospectus and the information incorporated by reference in this prospectus contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

For investors outside the United States (“U.S.”): We and the placement agent have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the U.S.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or that is incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our securities. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors,” in our Annual Report on Form 10-K for the year ended July 31, 2025, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.

Overview

The Company’s primary line of business is global logistics. The Company, through its subsidiary, Roshing, provides global logistics services, encompassing booking and the transportation arrangement and related logistics solutions. Roshing’s customized logistics solutions are tailored to meet the diverse needs of its customers.

As a logistics shipping operator, Roshing focuses on ocean freight forwarding services, including container shipping and bulk goods shipping service.

For the container shipping service, Roshing charters cargo space from shipping suppliers (such as shipowners, ship carrier or non-vessel operating common carriers) and then sub-charters that cargo space to its customers (cargo owners or cargo agents). For the bulk goods shipping service, Roshing issues fixture notes to customers, and then arranges the booking of ships, and signs chartering contracts with suppliers (such as shipowners). Roshing also tailors the selection of transport options, and arranges to transport the goods from the port of loading to the port of destination, so as to complete the performance of the contract.

Roshing currently does not own or operate any transportation assets. By leveraging our senior management’s expertise in the global logistics industry and adopting an asset-light strategy at the early stage, Roshing has seen a significant growth in logistics revenue since 2023. Roshing’s business is primarily carried out in Hong Kong and other locations in the Asia-Pacific region, mainly in Japan, South Korea, Vietnam. Roshing’s logistics services also include the shipment of goods to African countries.

Roshing also generates revenue from the sale of electronic parts, and certain business and technical consulting services, independent from its global logistics business.

Commencing in the first quarter of fiscal year 2026, Roshing’s business line also expand into global trade of bulk chrome and manganese ore by sourcing high-grade minerals directly from resource-rich regions and building up inventory for resale. We intend to utilize optimized bulk vessel and container shipping, and provide end-to-end supply chain solutions for metallurgical and steelmaking customers. The introduction of the mineral trade business is expected to generate operational and strategic synergies with our existing logistics business lines, enhancing overall efficiency and value creation.

Our Services

Our operations conducted through Roshing include providing the following services to our customers.

I. Global Logistics Services

Our global logistics services provided through Roshing accounted for the vast majority of our revenue. These services encompass shipping operations and related logistics solutions. Roshing customizes its logistics solutions to meet the diverse needs of its customers, including the optimization of shipping routes and the utilization of vessels with different tonnages. As a global logistics enterprise, depending on the type of cargo, Roshing provides container shipping and bulk goods shipping services. Container shipping is generally for small merchandise which can be palletized and fit into a container. Bulk goods shipping is generally for bulk commodities, such as lumber, steel, construction materials, chemicals, and agricultural products.

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a. Container shipping

Roshing’s container shipping service includes:

i.	Contract and Quotation Management: Providing quotes to customers based on the number of containers, size of containers, routes, shipping dates and various other factors.

ii.	Financial Management:

•	Cost Management: Managing and optimizing the costs associated with cargo transportation.

•	Billing and Collection: Handling the billing process and ensuring the timely collection of payments.

iii.	Risk Management: Implementing strategies to identify, assess, and mitigate risks associated with cargo transportation.

b. Bulk goods shipping

Roshing’s bulk goods shipping service includes:

i.	Customer Service and Communication: Providing ongoing support and clear communication to customers throughout the shipping process, addressing any queries or issues promptly.
ii.	Fixture Note and Quotation Management

•	Fixture Note: Managing and maintaining transport contracts to ensure clear and effective agreements for bulk shipping.

•	Quotation Services: Offering detailed quotations for bulk shipping services, helping customers understand and proposing plans for budget control.

iii.	Chartering: Arranging the chartering of bulk cargo vessels including negotiating terms and conditions.

iv.	Ship Operations Management: Overseeing and supervising the day-to-day operations of the ships involved in bulk cargo transportation.

v.	Cooperation and Coordination: Facilitating collaboration and coordination between various stakeholders involved in the shipping process, such as port authorities, cargo handlers, and other service providers.

vi.	Financial Management

	•	Cost Management: Monitoring and optimizing the costs associated with bulk cargo transportation to ensure efficiency and cost-effectiveness.

	•	Billing and Collection: Handling the billing processes and ensuring timely collection of payments.

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Roshing has a long-term and close cooperation with ocean shipping suppliers, including the signing of charter contracts, and service contracts. When a customer makes an inquiry to Roshing, we are usually able to offer competitive quotes and customize shipping solutions quickly.

Roshing begins by thoroughly evaluating the customer’s logistics needs, including the type of goods being shipped, the destination, and the required transportation time. Based on this information, Roshing designs an optimal transportation plan tailored to the customer’s specific requirements. This plan includes selecting the most efficient shipping routes, determining the appropriate container or bulk cargo vessel size and type, and considering any special handling or regulatory compliance requirements. Roshing then enters into a written contract with the customer for ocean shipping that can best meet the customer’s needs. This includes selecting a shipment method that aligns with the customer’s timeline and cargo specifications.

Roshing works with each customer to develop a cost-effective plan and service terms to meet the client’s specific needs. This involves detailed discussions to ensure that both parties have a clear understanding of expectations, costs, and responsibilities. Roshing will assign cargo space from the appropriate container or bulk cargo vessel based on the volume and weight of the shipment, minimize shipping costs, select the shortest route to save on freight, and choose the port closest to the customer’s destination.

Throughout the entire shipping process, Roshing maintains close oversight to ensure the safety and timely arrival of goods at the destination port. This involves real-time tracking and monitoring of the shipment, handling any unforeseen issues that may arise, and providing regular updates to the customer. By doing so, Roshing ensures that the goods are transported safely and arrive within the agreed timeframe, meeting all customer expectations.

We believe that Roshing stands out in the global logistics landscape because of its core strengths. First, Roshing’s management’s extensive network and industry relationships empower us with access to a wide customer base, enabling tailored solutions for an array of logistics requirements. Additionally, our collaboration with direct shipping suppliers ensures competitive rates and transparent service delivery. Moreover, Roshing’s expertise in route optimization enables us to efficiently manage logistics routes and secure favorable terms for its clients. These strengths collectively position us as a competitive player in the industry.

II. Other Product & Services

a.	Electronic Device Hardware

Roshing is a distributor of hardware components for electronic devices and generates revenue from reselling these components and is not involved in product development and manufacturing. The main products include Wi-Fi modules, Bluetooth modules, 4G network modules, LED screens and touch screens, and software technical services. Roshing’s main customers are oversea traders, direct traders of hardware components, companies engaged in the assembly and sale of finished products and private label entities seeking electronic component procurement with light customization.

b.	Software Technical Services

Roshing provides technical consulting and training services to help customers, generally its existing customers, to better understand and properly use its customized software and related hardware. Roshing also provides software maintenance service to keep customer’s software up to date and assists customers in promoting business with ongoing marketing support.

c.	Business Consulting Services

Roshing provides business consulting services to help customers apply for immigration and non-immigration visas. The Company is responsible for performing background checks, assessment, and preparing related application paper works.

d.	Mineral Trading

In addition to our global logistics services, since July 31, 2025, we have recently expanded into mineral trading, under which we source mineral products at competitive prices and resell them to downstream customers. Roshing trade of bulk chrome and manganese ore by sourcing high-grade minerals directly from resource-rich regions for resale. We intend to utilize optimized bulk vessel and container shipping and provide end-to-end supply chain solutions for metallurgical and steelmaking customers. The introduction of the mineral trade business is expected to generate operational and strategic synergies with our existing logistics business lines, enhancing overall efficiency and value creation. For the six months ended January 31, 2026, our total revenue increased significantly to $7,702,911 from $5,060,143 for the six months ended January 31, 2025. The increase was primarily attributable to the launch of our global mineral trading business, which contributed $1,821,320 to our total revenue for the six months ended January 31, 2026, representing approximately 24% of our revenue in six months ended January 31, 2026.

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Summary of Risk Factors

Risks Related to our Securities and the Offering

•	Nasdaq may halt trading in our common stock on Nasdaq or delist our common stock for public interest concerns as a result of this offering.
•	Our CEO beneficially owns the majority of our outstanding stock and, accordingly, will have control over stockholder matters, the Company’s business and management.
•	The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.
•	Short sellers of our stock may be manipulative and may drive down the market price of our common stock.
•	There is a limited trading market for our common stock, which could make it difficult to liquidate an investment in our common stock, in a timely manner.
•	There is no public market for the Common Warrants or the Pre-Funded Warrants.
•	We may not be able to maintain the listing of our common stock on Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.
•	The reverse stock split to be implemented in the future could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our Common Stock.
•	The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws, which could have a materially adverse effect on our business.
•	We are a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, and we cannot be certain if the scaled disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors and make it more difficult to raise capital as and when we need it.
•	We are subject to the periodic reporting requirements of the Exchange Act, which require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.
•	Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.
•	The Pre-funded Warrants or Common Warrants are speculative in nature.
•	Holders of the Warrants and Pre-Funded Warrants will have no rights as holders of our common stock until they exercise their Warrants or Pre-Funded Warrants and acquire our common stock.
•	Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.
•	The best-efforts structure of this offering may have an adverse effect on our business plan.
•	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
•	The price of our common stock and other terms of this offering have been determined by us along with our Placement Agent.
•	You may experience immediate and substantial dilution in the net tangible book value per share of our common stock you purchase in this offering.
•	The Pre-Funded Warrants and Common Warrants being issued in this offering will be exercisable for common stock, the exercise of which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
•	Certain provisions of the Pre-Funded Warrants and Common Warrants could discourage an acquisition of us by a third party.
•	Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the Pre-funded Warrants that they hold.
•	If we do not maintain a current and effective prospectus relating to our common stock issuable upon exercise of the Pre-funded Warrants or the Warrants, holders will only be able to exercise such Pre-funded Warrants or the Warrants on a “cashless basis.”
•	We may not receive any additional funds upon the exercise of the Common Warrants.
•	We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.
•	We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.

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Risks Related to Our Business and Global Logistics Services

•	Geopolitical conditions, such as political instability or conflict, terrorist attacks and international hostilities can affect the Maritime transportation industry, which could adversely affect our business.
•	Any reduction in international commerce or disruption in global trade may adversely impact our business and operating results.
•	Our industry is highly competitive, and failure to compete or respond to customer requirements could damage our business and the results of operations.
•	Difficulty in forecasting timing or volumes of customer shipments or rate changes by carriers could adversely impact our margins and operating results.
•	Roshing faces risks associated with the contents of shipments and inventories handled through its logistics services, including real or perceived quality or health issues with the products that are handled through Roshing’s logistics services, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents.
•	Roshing is subject to potential risks arising from contractual obligations with shipping suppliers.
•	Roshing faces risks from changing customer logistics needs, contractual obligations, and failure to meet customer requirements, which could lead to financial losses, legal liabilities, and damage to Roshing’s reputation if not managed proactively.
•	Our revenues, operating income and cash flows are likely to fluctuate and are subject to uncertainty and potential volatility in demand and supply for cargo space and container loads from time to time.
•	Seasonality and the impact of weather and other catastrophic events adversely affect Roshing’s operations and profitability.
•	We rely on shipping suppliers, cargo owner and cargo agents and Hardware Products suppliers, if they become financially unstable or have reduced capacity to provide services because of pandemics, such as COVID-19, it may adversely impact our business and operating results.
•	Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.
•	While we believe that we and our subsidiaries are currently not required to obtain any other permissions or approvals from Hong Kong authorities for our business operations, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.
•	We may adjust our business strategies and models in response to changing market conditions, competitive pressures, or regulatory changes. However, there is no guarantee that these adjustments will be successful, and they may not achieve the desired results, potentially impacting our performance and financial results.

For a detailed description of risks related to our operation and industry, see “Risk Factors – RISKS RELATED TO OUR BUSINESS” our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC ..

Risks Related to Doing Business in Hong Kong

•	Most of our operations are in Hong Kong. However, due to the long arm provisions under the current Mainland China laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like us, which could result in a material change in our operations and/or the value of our common stock.
•	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, China and other markets where the majority of our clients reside.
•	There are political risks associated with conducting business in Hong Kong.
•	Recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the newly enacted Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the trading of our common stock on U.S. stock exchanges, including the possibility that our securities can be delisted if the PCAOB cannot inspect or fully investigate our auditor.
•	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or its management named in the Report based on Hong Kong laws.
•	While we believe that we and our subsidiaries are currently not required to obtain permissions or approvals from Mainland China authorities for our business operations and/or the listing and offering of our securities, and it is very unlikely that we or our subsidiaries will be required to do so in the future, we cannot assure you that we or our subsidiaries will be able to obtain all such permissions or approvals if they are nevertheless required.

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For a detailed description of risks related to doing business in Hong Kong, see “Risk Factors – Risks Related to Doing Business in Hong Kong” in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC .

Cash Flows through Our Organization

We are a holding company without operations of its own. We conduct our all operations through our Hong Kong subsidiary, Roshing. As a result, our ability to pay dividends depends upon dividends paid by Roshing. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to Tianci. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by Roshing. The Mainland China laws and regulations do not currently have any material impact on transfers of cash from Roshing to Tianci or from Tianci to Roshing.

We have established controls and procedures for cash flows within our organizations. Our management team is the special task force that manages and supervises the transfers of funds among Tianci and its subsidiaries under the Cash Flow Management Policy, an internal policy adopted by Tianci. Under this policy, Tianci focuses on revenue management, cost control, working capital management, implementing financial strategies, and fulfilling compliance reporting duties. Our management team closely monitors and manages cash transfers within our organization by preparing monthly reports and annual budget plans. Each transfer of cash between Tianci, and a subsidiary is also subject to internal report and approval process by reference to such policy. Each transfer of cash between Tianci, RQS Capital, and a subsidiary or branch is also subject to an internal report and approval process by reference to such policy. In addition, cash transfers between Tianci, its subsidiaries, or investors shall follow the applicable Hong Kong laws and regulations.

Implications of Holding Foreign Company Accountable Act

On April 21, 2020, the SEC Chairman and PCAOB Chairman, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (1) apply minimum offering size requirement for companies primarily operating in “Restrictive Market,” (2) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (3) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the Company’s auditor.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s working group on financial markets to submit a report to the President within 60 days of the date of the memorandum that should include recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB to enforce U.S. regulatory requirements on Chinese companies listed on U.S. stock exchanges and their audit firms. However, it remains unclear what further actions, if any, the U.S. executive branch, the SEC, and PCAOB will take to address the problem.

On August 6, 2020, the President’s working group released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, the President’s working group recommended enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to the work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in their jurisdiction may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. The report permits the new listing standards to provide for a transition period until January 1, 2022, for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective.

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On August 10, 2020, the SEC announced that the SEC Chairman had directed the SEC staff to prepare proposals in response to the report of the President’s working group, and that the SEC was soliciting public comments and information with respect to the development of these proposals.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or the Act. The Act was approved by the U.S. House of Representatives on December 2, 2020. On December 18, 2020, the Act was signed into public law by the President of the United States. In essence, the Act requires the SEC to prohibit foreign companies from listing securities on U.S. securities exchanges if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in a foreign jurisdiction.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by Mainland China and Hong Kong authorities in those jurisdictions. The PCAOB has made such designations as mandated under the HFCA Act. Pursuant to each annual determination by the PCAOB, the SEC will, on an annual basis, identify issuers that have used non-inspected audit firms and thus are at risk of such suspensions in the future.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a SOP with the CSRC and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong, jointly agreeing on the need for a framework.

On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate the previous Determination Report to the contrary.

Bush & Associates CPA LLC issued the audit report for our Company for the years ended July 31, 2025 and July 31, 2024. Bush & Associates CPA LLC serves as an auditor of companies that are traded publicly in the United States and is a firm registered with the PCAOB, is subject to laws in the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Bush & Associates CPA LLC is headquartered in Henderson, Nevada and has been inspected by the PCAOB on a regular basis.

The PCAOB is continuing to demand complete access in Mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in Mainland China and Hong Kong, then the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCAA and/or the AHFCAA. We cannot assure you that the Nasdaq or other regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Controlled Company

Shufang Gao, the Chief Executive Officer of Tianci, through his 60% holding in RQS Capital, together with common stock owned by himself, controls securities with 55.86% of the voting power of our outstanding voting stock as of the date of the prospectus. Therefore, we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq.

As long as Shufang Gao owns at least 50% of the voting power of our company, we will be a “controlled company” as defined under the Nasdaq rules.

For so long as we are a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our Board must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

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Recent Developments

Shareholder Approval of Securities Issuances and Further Reverse Stock Splits

On April 10, 2026, the holders of an aggregate of 2,347,615 shares of the Company’s common stock, representing approximately 64.87% of the overall voting power of the Company, executed a written consent in lieu of a meeting pursuant to which it approved (i) the implementation of one or more reverse stock splits of the Company’s issued and outstanding shares of common stock at a ratio up to 1-for-250, with the exact ratio and timing to be determined by the Company’s board of directors in its discretion, and with any fractional shares of common stock resulting therefrom being rounded up to the nearest whole share of common stock (the “Further Reverse Stock Splits”); and (ii) the issuance of common stock, pre-funded warrants, warrants or other rights to acquire common stock, common stock issuable upon exercise of pre-funded warrants, warrants or other right, and any combination thereof, including as units or pre-funded units, for aggregate gross proceeds of up to $7 million, which will result in the issuance of a number of shares of the Company’s common stock in excess of 20% of the issued and outstanding shares of common stock , at a price below the Minimum Price as defined in Nasdaq Listing Rule 5635(d) (the “20% Issuance” and collectively with the Further Reverse Stock Splits, the “Actions”).

Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an Information Statement on Schedule 14C (the “Information Statement”) describing the Actions will be filed with the SEC and mailed to the Company’s stockholders. None of the Actions may become effective earlier than 20 calendar days following the mailing of the Information Statement.

Regained Compliance with Nasdaq Listing Rule 5550(a)(2)

On October 29, 2025, the Company received a written notice from the Listing Qualifications department of Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share of the Company’s common stock (the “Minimum Bid Price Requirement”). The notice provided the Company 180 calendar days to regain compliance with the Minimum Bid Price Requirement, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement. If, at any time before the April 27, 2026, the closing bid price for the common stock is at least $1.00 for a minimum of 10 consecutive business days, the Nasdaq will provide us written confirmation of compliance with the Minimum Bid Price Requirement.

On April 6, 2026, the Company received a letter from the Listing Qualifications department of Nasdaq confirming that the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the common stock had been $1.00 per share or greater for 10 consecutive business days prior to such letter. For more information on the Company’s regained compliance with the Minimum Bid Price Requirement, see the Current Reports on Form 8-K filed by the Company with the SEC on April 7, 2026, March 17, 2026, and October 30, 2025.

Reverse Stock Split

At the annual meeting of the Company’s stockholders held on February 13, 2026, the Company’s stockholders approved a proposal to grant the Board authority, in its sole discretion, prior to the one-year anniversary of such annual meeting, to effect a reverse stock split of the outstanding shares of common stock, at a ratio ranging from one-for-two (1:2) to one-for-one-hundred (1:100), with the exact ratio to be determined by the Board without further approval or authorization of our stockholders. On March 6, 2026, pursuant to the authority granted by the Company’s stockholders, the Board approved a reverse stock split of our common stock at a ratio of 1-for-7 (the “Reverse Stock Split”). The Reverse Stock Split became effective at 12:01 a.m. Eastern Time March 20, 2026 (the “Effective Time”).

Upon the Reverse Stock Split, every seven(7) shares of the Company’s issued and outstanding common stock immediately prior to the Effective Time shall automatically be reclassified into one (1) share of common stock, without any change in the par value per share. The Reverse Stock Split will not change the total number of authorized shares of common stock.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive one full share of the post-reverse stock split common stock in lieu of such fractional share.

Commencing on March 20, 2026, trading of our Common Stock continued on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis.

Other than our historical financial statements and notes thereto incorporated by reference herein, and except where otherwise noted, all references to our common stock presented in this prospectus have been adjusted to give retroactive effect to the Reverse Stock Split.

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Increase of the Number of Authorized Shares of Common Stock

At the annual meeting of the Company’s stockholders held on February 13, 2026, the Company’s stockholders approved a proposal to increase Company’s total number of authorized shares of common stock from 100,000,000 shares to 2,000,000,000 shares. There will not be any increase to the authorized number of shares of preferred stock, which would remain unchanged at 20,080,000 shares.

The Company filed an amendment to the articles of incorporated, as amended (“Articles of Incorporation”) with the Secretary of State of the State of Nevada on February 18, 2026, and the increase of the number of the common stock became effective at the time of that filing.

Listing on the Nasdaq Capital Market

Our common stock was previously quoted on the OTC Pink Market under the symbol “CIIT.”

On April 11, 2025, the Company closed its public offering, in connection with the uplisting to Nasdaq Capital Market (the “Uplisting”), of 1,750,000 shares of common stock, par value $0.0001 per share and a resale offering of 3,260,000 shares of common stock. The Company completed the Uplisting and resale offering pursuant to its registration statement on Form S-1 (File No. 333-280089), originally filed with the SEC on June 10, 2024, which was declared effective by the SEC on April 9, 2025. The common stock were priced at $4.00 per share, and the offering was conducted on a firm commitment basis. The Company’s common stock were approved for listing on the Nasdaq Capital Market and commenced trading under the ticker symbol “CIIT” on the Nasdaq Capital Market April 10, 2025, and cease to be traded on the OTC Pink Market.

Corporate Information

We are incorporated under the laws of the State of Nevada. Our principal executive offices are located at Unit 1109, Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong. Our telephone number is +852 26621800. Our website is www.tianci-ciit.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this registration statement, and you should not consider information on our website to be part of this registration statement. Our agent for service of process in the United States is Northwest Registered Agent, LLC.

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THE OFFERING

Issuer:	Tianci International, Inc.

Securities offered by us:

Up to 4,800,000 Units with each Unit consisting of (i) one share of common stock and (ii) one Common Warrant to purchase one share of common stock at an assumed offering price of $1.25 per Unit, the last reported sale price of our common stock as reported on Nasdaq on May 28, 2026.

We are also offering to each purchaser whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Units each including one Pre-Funded Warrant and one Common Warrant.

The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until exercised, in full at an exercise price of $0.001 per share of common stock.

This prospectus also relates to the offering of common stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants sold in this offering.

For each Pre-Funded Unit we sell (without regard to any limitation on exercise set forth therein), the number of Units we are offering will be decreased on a one-for-one basis.

The Units will not be certificated or issued in stand-alone form. The shares of our common stock (or Pre-Funded Warrants) and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

For additional information regarding the terms of the Pre-funded Warrants, see “Description of Capital Stock and Securities We Are Offering”

Reasonable Best Efforts Offering:	We have agreed to offer and sell the securities offered hereby directly to the purchasers. We have retained Maxim to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby. See “Plan of Distribution.”

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Shares of common stock issued and outstanding prior to this offering:	3,618,907 shares of common stock

Shares of common stock to be outstanding after this offering:	8,418,907 shares of common stock, assuming (i) the sales of all the securities being offered in this offering at an assumed offering price of $1.25 per Unit, (ii) no sale of the Pre-Funded Units, and (iii) no exercise of the Common Warrants or the Placement Agent Warrants. Up to 13,458,907 shares of common stock, assuming (i) the sales of all the securities being offered in this offering at an assumed offering price of $1.25 per Unit, (ii) no sale of the Pre-Funded Units, and (iii) full exercise of the Common Warrants and Placement Agent Warrant; and

Description of Warrants:

Each Common Warrant will be exercisable to purchase one share of common stock. Each Common Warrant will have an assumed initial exercise price of $1.25 per share of common stock (100% of the offering price of each Unit in this offering, the “Basis Price”), will be exercisable upon issuance, and will expire three (3) year from the issuance date. Each Common Warrant is exercisable for one share of common stock, subject to adjustment mechanism and anti-dilution provisions in the event of future dilutive issuance, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. The Common Warrants contain certain mechanisms for cashless exercise if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the warrant shares.

Each Pre-Funded Warrant will be exercisable for one share of common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of our common stock outstanding immediately after giving effect to such exercise. The purchase price of each Pre-Funded Unit will equal the price per Unit minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share of common stock. The Pre-Funded Warrants are immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

This offering also relates to the offering of the shares of common stock issuable upon the exercise of the warrants. For more information regarding the Pre-Funded Warrants and Common Warrants, you should carefully read the section titled “Description of Capital Stock and Securities We Are Offering” in this prospectus. You should also read the form of Common Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

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Placement Agent Warrants

Upon the closing of this offering, we will issue to Maxim or its designee, as the placement agent in this offering, warrants entitling it to purchase a number of shares of common stock equal to 5.0% of the Units sold in this offering at an exercise price equal to 100% of the public offering price in connection with the offering (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants will be substantially similar to those of the Common Warrants issued in the Offering. The Placement Agent Warrants will be exercisable at any time and from time to time, in whole or in part, during the three year period commencing six months after the sales of securities in this offering. This offering also relates to the offering of the shares of common stock issuable upon the exercise of the Placement Agent Warrants.

Please see “Plan of Distribution” and the form of Placement Agent Warrant filed as an exhibit hereto for a complete description of the terms of the Placement Agent Warrants.

Use of Proceeds	Assuming the maximum number of Units are sold in this offering at an assumed public offering price of $1.25 per Unit and no issuance of Pre-Funded Warrants in connection with this offering, we estimate that the net proceeds from our sale of Units in this offering will be approximately $5.22 million, after deducting the placement agent fees and estimated offering expenses payable by us. However, because this is a reasonable best effort offering with no minimum number of securities or amount of proceeds as a condition to closing, we may not sell all or any of these securities offered pursuant to this prospectus and we may receive significantly less in net proceeds. We anticipate using the net proceeds of this offering primarily for the working capital and other general corporate purposes. See “Use of Proceeds.”

Shareholder Approval

The issuance of such Units and Pre-Funded Units will result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding common stock or voting power immediately following the closing of the transaction. Accordingly, the Company has determined that, for purposes of complying with Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with the issuance of such securities. The Company obtained the requisite stockholder approval for purposes of Nasdaq Listing Rule 5635(d) on April 10, 2026, which the holders of an aggregate of 2,347,615 shares of the Company’s common stock, representing approximately 64.87% of the overall voting power of the Company, executed a written consent in lieu of a meeting, giving such requisite stockholder approval for purposes of Nasdaq Listing Rule 5635(d). Pursuant to rules adopted by the SEC under the Exchange Act, an Information Statement on Schedule 14C describing the Actions will be filed with the SEC and mailed to the Company’s stockholders. None of the Actions may become effective earlier than 20 calendar days following the mailing of the Information Statement.

Voting Rights	Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

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Dividend Policy	We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividend Policy” on page 29 for additional information.

Lock-up	We and all of our executive officers and directors will enter into lock-up agreements with the Placement Agent. Under these agreements, we and each of these persons may not, without the prior written approval of the Placement Agent, offer, sell, contract to sell or otherwise dispose of or hedge common stock or securities convertible into or exchangeable for common stock, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of three (3) months after the closing of this offering. For more information, see “Plan of Distribution”

Risk Factors

An investment in our securities involves substantial risks. See “Risk Factors” beginning on page 17 and the similarly titled sections in the documents incorporated by reference into this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our securities.

You should be aware that Nasdaq may halt trading in our common stock and/or delist our common stock for public interest concerns. See “Risk Factors — Nasdaq may halt trading in our common stock on Nasdaq or delist our common stock for public interest concerns as a result of this offering.”

Transfer Agent and Warrant Agent	Securities Transfer Corporation

Nasdaq Listing Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “CIIT.” There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants or the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants or the Common Warrants will be limited.

Unless otherwise indicated, this prospectus reflects and assumes the following:

•	the effectiveness of the Reverse Stock Split at a ratio of 1-for-7, which became effective at 12:01 a.m. Eastern Time on March 20, 2026;

•	no exercise of outstanding options or warrants;

•	no Pre-Funded Units are issued hereby; and

•	no exercise of the Placement Agent Warrants to be issued upon consummation of this offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2025, on file with the SEC, and is incorporated herein by reference, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. All of these risk factors are incorporated herein in their entirety. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Certain statements in this section, or which are incorporated by reference in this section, are forward-looking statements. For more information, see the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

Risks Related to our Securities and the Offering

Nasdaq may halt trading in our common stock on Nasdaq or delist our common stock for public interest concerns as a result of this offering.

Under Listing Rule 5101, Nasdaq has broad discretionary authority to suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for continued listing on Nasdaq. Because of the highly dilutive nature of this offering, Nasdaq may halt trading in our common stock on Nasdaq or delist our common stock for public interest concerns or because our common stock continue to trade below Nasdaq’s minimum bid price as a result of this offering, even if we are otherwise able to regain compliance for continued listing on Nasdaq. A number of Nasdaq-listed companies have filed public disclosures regarding the receipt of notification letters indicating that Nasdaq made the determination to halt and/or delist such companies as a result of public interest concerns arising from the issuance of warrants with similar terms to, and similar potential dilutive impact as, the warrants in this offering.

The issuance of the Units and Pre-Funded Units will result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding common stock or voting power immediately following the closing of the transaction. Accordingly, the Company has determined that, for purposes of complying with Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with the issuance of such securities. On April 10, 2026, the holders of an aggregate of 2,347,615 shares of the Company’s common stock, representing approximately 64.87% of the overall voting power of the Company, executed a written consent in lieu of a meeting pursuant to which it approved the issuance of common stock, pre-funded warrants, warrants or other rights to acquire common stock, common stock issuable upon exercise of pre-funded warrants, warrants or other right, and any combination thereof, including as units or pre-funded units, for aggregate gross proceeds of up to $7 million, which will result in the issuance of a number of shares of the Company’s common stock in excess of 20% of the issued and outstanding shares of common stock , at a price below the Minimum Price as defined in Nasdaq Listing Rule 5635(d). While we believe that such shareholder approval mitigates the public interest concerns that Nasdaq has identified, there can be no assurance that Nasdaq will agree, and our common stock may be delisted from Nasdaq.

Additionally, warrants with similar terms issued by other Nasdaq-listed companies have caused such Nasdaq-listed companies’ stock prices to drop below Nasdaq’s minimum bid price or made it more difficult for these companies to cause their stock prices to regain compliance with Nasdaq’s minimum bid price.

Therefore, even if we consummate this offering at a price above Nasdaq’s minimum bid price, there can be no assurance that our common stock will not again drop below such price, which may cause Nasdaq to delist our common stock. Nasdaq could in its discretion determine that the issuance of the securities in this offering was against public interest, make at delisting determination and if we appealed such determination, halt trading in our common stock pending such appeal. Any delisting determination or suspension of the trading of our common stock by Nasdaq would have material adverse consequences to the value of our common stock as described under “Risk Factors--We may not be able to maintain the listing of our common stock on Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.”

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Our CEO beneficially owns the majority of our outstanding stock and, accordingly, will have control over stockholder matters, the Company’s business and management.

Shufang Gao, the Chief Executive Officer of Tianci, through his 60% holding in RQS Capital, together with common stock owned by himself, controls securities with 55.86% of the voting power in Tianci. As a result, Mr. Gao will have the ability to:

•	Elect or defeat the election of our directors;

•	Amend or prevent amendment of our Articles of Incorporation or bylaws;

•	Effect or prevent a merger, sale of assets or other corporate transaction; and

•	Affect the outcome of any other matter submitted to the Stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Gao, new investors will not be able to effect a change in the Company’s business or management, and therefore, stockholders would be subject to decisions made by management and the majority stockholder.

In addition, our management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control over us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new offerings, solutions and expansions by us or our competitors;

•	detrimental adverse publicity about us, our brand, our services or our industry;

•	additions or departures of key personnel; and

•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

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In the past, stockholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return them to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long term, decline in the market price of our common stock. No assurance can be made that we will not become a target of such commentary and declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise.

There is a limited trading market for our common stock, which could make it difficult to liquidate an investment in our common stock, in a timely manner.

Our common stock is currently traded on Nasdaq. Because there is a limited public market for our common stock, investors may not be able to liquidate their investment whenever desired. We cannot assure that there will be an active trading market for our common stock and the lack of an active public trading market could mean that investors may be exposed to increased risk. In addition, if we failed to meet the criteria set forth in the regulations of the SEC, various requirements would be imposed by law on broker dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.

There is no public market for the Common Warrants or the Pre-Funded Warrants.

There is no established public trading market for the Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Stock Market LLC. Without an active market, the liquidity of the Common Warrants and the Pre-Funded Warrants will be limited.

We may not be able to maintain the listing of our common stock on Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

Our common stock is currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. If, for any reason, Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another reputable national securities exchange, a reduction in some or all of the following may occur, each of which could materially adversely affect our stockholders.

The market price of our common stock has recently declined significantly. On October 29, 2025, the Company received a written notice from the Listing Qualifications department of Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share of the Company’s common stock. On March 20, 2026, we effected the Reverse Stock Split of our common stock on a 1-for-7 basis as part of our plan to compliance with Nasdaq’s Minimum Bid Price Requirement. On April 6, 2026, we were notified by Nasdaq that we had regained compliance with the Minimum Bid Price Requirement.

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We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future. In particular, on January 17, 2025, the SEC approved the rule change that The Nasdaq Stock Market LLC proposed in August 2024 to modify the delisting process for certain listed stocks that fail to regain compliance with the Minimum Bid Price Requirement. Due to such recent rule change, in the event that our common stock trades below $1.00 for thirty (30) consecutive trading days within one year of the Reverse Stock Split, or the Company has previously implemented two reverse splits of its common stock over the applicable prior two-year period with a cumulative ratio of 250 shares or more to one, our common stock may be immediately delisted from Nasdaq, and unless such determination is appealed, the Company would not be eligible for any compliance period during which it could regain compliance with such continued listing rule.

In light of the Reverse Stock Split and the recent trading prices of the common stock as of the date of this registration statement and the prospectus forming a part thereof, the Company may not have the ability to maintain its listing by conducting another reverse stock split of the common stock in the event it fails to comply with the Minimum Bid Price Requirement, and the Company cannot provide assurance that the common stock will remain listed on Nasdaq. Consequently, there is a possibility that our common stock may be subject to immediate delisting and any appeal would not be successful. Notwithstanding the foregoing, given the lack of time since the rule’s effective date, and the therefore lack of precedent for Nasdaq’s enforcement of this new requirement, the Company cannot predict the likelihood of delisting in the event it must effect a reverse split of its common stock in the future or whether its appeal is likely to succeed on the merits.

Pursuant to Nasdaq Rule 5810(c)(3)(A)(iii), if the closing price of the common stock is $0.10 or less for 10 consecutive trading days, we will be issued a Nasdaq delisting determination notice. The likelihood of our common stock trading below $0.10 for 10 consecutive trading days is significantly increased by registration of under the registration statement related to this prospectus as the Common Warrants, as the price per share of common stock, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering. The warrants also contain certain downward adjustment mechanism, reverse split protection mechanism, and anti-dilution provisions, which will result in the issuance of a significantly higher number of shares upon exercise.

Failure to maintain our Nasdaq listing could negatively impact us and our stockholders by reducing the willingness of investors to hold our common stock because of the resulting decreased price, liquidity and trading of our common stock, limited availability of price quotations, and reduced news and analyst coverage. These developments may also require brokers trading in our common stock to adhere to more stringent rules and may limit our ability to raise capital by issuing additional shares in the future. Delisting may adversely impact the perception of our financial condition and cause reputational harm with investors and parties conducting business with us. Additionally, if we are subject to delisting from Nasdaq, there can be no assurance that we would be able to list our common stock on another exchange in a timely fashion, if at all.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our common stock; reduced liquidity with respect to and decreased trading prices of our common stock; a determination that shares of our common stock are “penny stock” under the SEC rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

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The reverse stock split to be implemented in the future could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our Common Stock.

At the annual meet of the Company’s stockholders held on February 13, 2026, the Company’s stockholders approved a proposal to grant the Board authority, in its sole discretion, prior to the one-year anniversary of such annual meeting, to effect a reverse stock split of the outstanding shares of common stock, at a ratio ranging from one-for-two (1:2) to one-for-one-hundred (1:100), with the exact ratio to be determined by the Board without further approval or authorization of our stockholders. On March 6, 2026, pursuant to the authority granted by the Company’s stockholders, the Board approved a reverse stock split of our common stock at a ratio of 1-for-7. The Reverse Stock Split became effective at 12:01 a.m. Eastern Time March 20, 2026.

On April 10, 2026, the holders of an aggregate of 2,347,615 shares of the Company’s common stock, representing approximately 64.87% of the overall voting power of the Company, executed a written consent in lieu of a meeting pursuant to which it approved the implementation of one or more reverse stock splits of the Company’s issued and outstanding shares of common stock at a ratio up to 1-for-250, with the exact ratio and timing to be determined by the Company’s board of directors in its discretion (the “Further Reverse Stock Splits”).

There is no assurance that the Furthermore Reverse Stock Splits to be implemented in the future as approved by our stockholders will not cause an actual decline in the value of our outstanding common stock. The liquidity of the shares of our common stock may be affected adversely by any reverse stock split to be implemented in the future given the reduced number of shares that will be outstanding following the Furthermore Reverse Stock Splits, especially if the market price of our common stock does not increase as a result of the Furthermore Reverse Stock Splits to be implemented in the future. In addition, the Furthermore Reverse Stock Split to be implemented in the future may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws, which could have a materially adverse effect on our business.

Our management have limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our Company.

We are a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, and we cannot be certain if the scaled disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors and make it more difficult to raise capital as and when we need it.

We may continue to be a smaller reporting company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (a) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (b) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make the comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

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We are subject to the periodic reporting requirements of the Exchange Act, which require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors must review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel must review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in, and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs is an expense to our operations and thus has a negative effect on our ability to meet our overhead requirements and earn a profit.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The Pre-funded Warrants or Common Warrants are speculative in nature.

Except as otherwise provided in the Pre-funded Warrants or Common Warrants, until holders of Pre-funded Warrants or Comon Warrants acquire our Common Stock upon exercise of the Pre-funded Warrants or Common Warrants, holders of Pre-funded Warrants and Common Warrants will have no rights with respect to our common stock underlying such Pre-funded Warrants and Common Warrants. Upon exercise of the Pre-funded Warrants or Common Warrants, the holders will be entitled to exercise the rights of a stockholder of our common stock only as to matters for which the record date occurs after the exercise date.

Specifically, commencing on the date of issuance, holders of the Common Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an assumed exercise price of $1.25 per share of common stock, and holders of the Pre-Funded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.001 per share of common stock. Moreover, following this offering, the market value of the Common Warrants and Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Common Warrants or Pre-Funded Warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Common Warrants or Pre-Funded Warrants, and consequently, whether it will ever be profitable for holders of Common Warrants to exercise the Common Warrants or for holders of the Pre-Funded Warrants to exercise the Pre-Funded Warrants.

Holders of the Warrants and Pre-Funded Warrants will have no rights as holders of our common stock until they exercise their Warrants or Pre-Funded Warrants and acquire our common stock.

Until holders of Common Warrants or Pre-Funded Warrants acquire shares of our common stock upon exercise of such warrants, holders of the Common Warrants and the Pre-Funded Warrants will have no rights with respect to the shares of our Common Stock issuable upon exercise of such warrants. Upon exercise of the Warrants or Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

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Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims for breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including timely delivery of shares and indemnification for breach of contract.

The best-efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent is offering the Units in this offering on a best-efforts basis. The Placement Agent is not required to purchase any securities, but will use its best efforts to sell the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The price of our common stock and other terms of this offering have been determined by us along with our Placement Agent.

If you purchase our common stock or the warrants in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us along with our Placement Agent. The offering price for our common stock may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the common stock that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our common stock.

In addition, we will issue Common Warrants to purchase up to 4,800,000 shares of our common stock (accounting for approximately 132.63% of our currently issued and outstanding common stock). Such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. Additionally, we cannot assure you that the holders of such warrants will be able to sell our common stock at a price per share that is equal to or greater than the exercise price paid by such holders.

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You may experience immediate and substantial dilution in the net tangible book value per share of our common stock you purchase in this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of the Units in this offering at an assumed public offering price of $1.25 per Common Unit, and after deducting placement agent fees and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $0.32 per share. We may also acquire new businesses or finance strategic alliances by issuing equity, which may result in additional dilution to our stockholders. See the section entitled “Dilution” for additional information on how this offering may affect current and prospective shareholders.

We will likely need to offer and issue additional shares of our common stock or other equity or convertible debt securities in order to raise additional capital. Future equity offerings or other equity issuances may be at a price per share that is equal to or greater than the price per share paid by investors in this offering. Future investors in such offerings may have rights superior to existing stockholders, and the price per share at which we sell additional shares of common stock or other equity or convertible debt securities in future transactions may be at a higher or lower price per share than the price per share in this offering.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed may result in an immediate decrease in the trading price of our common stock. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-Funded Warrants or Common Warrants issued in connection with the offering will have on the trading price of our common stock from time to time.

The Pre-Funded Warrants and Common Warrants being issued in this offering will be exercisable for common stock, the exercise of which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We are also offering to each purchaser whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Units each including one Pre-Funded Warrant and one Common Warrant. Each Pre-Funded Warrant will be exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant will equal the price per share of common stock being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. To the extent such Pre-Funded Warrants and Common Warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock, the impact of which increases as our stock price increases.

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Certain provisions of the Pre-Funded Warrants and Common Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Pre-Funded Warrants and Common Warrants could make it more difficult or expensive for a third party to acquire us. The Pre-Funded Warrants and Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Pre-Funded Warrants and Common Warrants. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding securities, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of securities, the holders of the Pre-Funded Warrants and Warrants will be entitled to receive upon exercise of the pre- funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction on a net exercise basis. These and other provisions of the Pre-Funded Warrants and Common Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the Pre-funded Warrants that they hold.

A holder of the Pre-funded Warrants will not be entitled to exercise any portion of any Pre-funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the number of shares of our common stock immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants. As a result, you may not be able to exercise your Pre-funded Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Pre-funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

If we do not maintain a current and effective prospectus relating to our common stock issuable upon exercise of the Pre-funded Warrants or the Warrants, holders will only be able to exercise such Pre-funded Warrants or the Warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of our common stock issuable upon exercise of the Pre-funded Warrants or the Common Warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of our common stock that holders will receive upon exercise of the Pre-funded Warrants or the Common Warrants will be fewer than it would have been had such holders exercised their Pre-funded Warrants or the Common Warrants for cash. If we are unable to maintain a current and effective prospectus, the potential “upside” of the holder’s investment in our company may be reduced.

We may not receive any additional funds upon the exercise of the Common Warrants.

Each warrant may be exercised by way of a cashless exercise if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares underlying the warrant.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise”. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

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We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.

Our management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

An evaluation was conducted under the supervision and with the participation of our management of the effectiveness of the design and operation of our disclosure controls and procedures as of July 31, 2025. Based on that evaluation, our management concluded that our disclosure controls and procedures were not effective as of such date to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms as a result of the following material weaknesses:

•	There is an inadequate segregation of duties consistent with control objectives. The Company’s management is limited in number, resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff to provide greater segregation of duties. Currently, it is not feasible to hire additional staff to obtain optimal segregation of duties. Management will reassess this matter in the following year to determine whether improvement in segregation of duty is feasible.

•	There is a lack of formal policies and procedures necessary to adequately review significant accounting transactions. The Company utilizes a third-party independent contractor for the preparation of its financial statements.

Although the financial statements and footnotes are reviewed by our management, we do not have a formal policy to review significant accounting transactions and the accounting treatment of such transactions. The third-party independent contractor is not involved in the day to day operations of the Company and may not be provided information from management on a timely basis to allow for adequate reporting/consideration of certain transactions.

Our management will continue to monitor and evaluate the effectiveness of our internal controls and procedures and our internal controls over financial reporting on an ongoing basis and is committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

If our internal control over financial reporting or our disclosure controls are not effective, we may be unable to issue our financial statements in a timely manner, we may be unable to obtain the required audit or review of our financial statements by our independent registered public accounting firm in a timely manner or we may be otherwise unable to comply with the periodic reporting requirements of the SEC, our common stock intended to be listed on Nasdaq could be suspended or terminated and our share price could materially suffer. In addition, we or members of our management could be subject to investigation and sanction by the SEC and other regulatory authorities and to shareholder lawsuits, which could impose significant additional costs on us and divert management attention.

We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our common stock.

We currently anticipate that we will retain any future earnings to finance the continued development, operation and expansion of our business. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. If we do not pay dividends, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment.

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Anti-takeover provisions contained in our bylaws and Articles of Incorporation as well as provisions of Nevada law, could impair a takeover attempt.

Our bylaws, Articles of Incorporation and Nevada law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	limiting the ability of our stockholders to call and bring business before special meetings;

•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

•	providing our board of directors with the express power to postpone previously scheduled annual meetings;

•	permitting the removal of directors only upon vote or written consent of stockholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power; and

•	restricting the ability to adopt a new bylaw upon a majority vote of stockholders. The Board shall have the power to amend, alter, change, or repeal any provision contained in the bylaws of incorporation.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

The Nevada Revised Statutes (“NRS”) Sections 78.411 through 78.444, regulate business combinations with interested stockholders. The NRS defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. Pursuant to NRS Sections 78.411 through 78.444, combinations with an interested stockholder remain prohibited for two years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements. NRS 78.434 permits a Nevada corporation to opt out of the statute with appropriate provisions in its articles of incorporation.

NRS Sections 78.378 through 78.3793 regulates the acquisition of a controlling interest in an issuing corporation. An issuing corporation is defined as a Nevada corporation with 200 or more stockholders of record, of which at least 100 stockholders have addresses of record in Nevada and does business in Nevada directly or through an affiliated corporation. NRS Section 78.379 provides that an acquiring person and those acting in association with an acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of the stockholders. Stockholders who vote against the voting rights have dissenters’ rights in the event that the stockholders approve voting rights. NRS Section 78.378 provides that a Nevada corporation’s articles of incorporation or bylaws may provide that these sections do not apply to the corporation.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this prospectus, including the documents incorporated by reference herein and therein, may contain “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements include, but are not limited to, statements about us and our industry, as well as statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We intend the forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	future general dry bulk shipping market conditions, including fluctuations in charter rates;
•	our future operating or financial results;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;
•	changes in our operating expenses, including bunker prices, dry docking and insurance costs;
•	our ability to meet requirements for additional capital and financing to grow our business;
•	planned or pending acquisitions, business strategy and expected capital spending or operating expenses, including dry-docking, surveys, upgrades and insurance costs;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions as planned;
•	potential conflicts of interest involving members of our board of directors, or the Board, and senior management;
•	potential liability from pending or future litigation;
•	potential exposure or loss from investment in derivative instruments;
•	forecasts of our ability to make cash distributions on our units or any increases in our cash distributions;
•	our ability to make additional borrowings and to access debt and equity markets;
•	the strength of world economies;
•	fluctuations in interest rates and foreign exchange rates;
•	changes in seaborne and other transportation;
•	general domestic and international political conditions;
•	our business strategy and other plans and objectives for future operations;
•	termination dates and extensions of charters; and
•	potential disruption of shipping routes due to accidents or political events.

Many of the foregoing risks and uncertainties, as well as risks and uncertainties that are currently unknown to us, are or may be exacerbated by factors such as the ongoing conflict between Ukraine and Russia, escalating tensions between China and Taiwan, the war in the Middle East, increasing economic uncertainty and inflationary pressures, and any consequent worsening of the global business and economic environment. New factors emerge from time to time, and it is not possible for us to predict all such factors. Should one or more of the risks or uncertainties described in this prospectus or any other filing with the SEC occur, or should the assumptions underlying the forward-looking statements we make herein and therein prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus, the documents incorporated by reference herein, and the documents that we reference within it with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5.22 million (assuming (i) the sales of all the securities being offered in this offering at an assumed offering price of $1.25 per Unit, (ii) no sale of the Pre-Funded Units, and (iii) no exercise of the Common Warrants or Placement Agent Warrant), after deducting placement agent fees and estimated offering expenses payable by us, based on an assumed offering price of $1.25 per Unit, equal to the closing price of our common stock on Nasdaq on May 28, 2026.

However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds.

We expect to use any proceeds that we receive from this offering for working capital and general corporate purposes.

Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our securities.

Dividend Policy

We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business.

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CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2026 as follows:

•	on an actual basis, giving effect to the one-for-seven reverse stock split of the common stock that the Company effected on March 20, 2026;

•	on an as adjusted basis to reflect the issuance by us in this offering of 4,800,000 Units at an assumed offering price of $1.25 per Unit (the last reported sale price of our common stock on Nasdaq on May 28, 2026) after deducting the placement agent fees and estimated offering expenses payable by us, and assuming the sales of all of the securities we are offering, no issuance of the Pre-Funded Units, and no exercise of the Common Warrants and Placement Agent Warrant.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes and the other financial information appearing in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended January 31, 2026, which are incorporated by reference in this prospectus.

January 31, 2026
(in thousands, except share and per share amounts)	Actual	As Adjusted
Series A Preferred Stock, $0.0001 par value; 80,000 shares authorized; no shares issued and outstanding on an actual and as adjusted basis	$–	$–
Series B Preferred Stock, $0.0001 par value; 80,000 shares authorized; 0 issued and outstanding as of January 31, 2026; no shares issued and outstanding on an actual and as adjusted basis	–	–
Undesignated preferred stock, $0.0001 par value; 19,920,000 shares authorized; no shares issued and outstanding.	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized as of January 31, 2026, 2,000,000,000 shares authorized on as adjusted and as further adjusted basis; 3,618,907 shares issued and outstanding as of January 31, 2026 on an actual basis (giving effect to the reserve stock split), 8,418,907 shares issued and outstanding on as adjusted basis	362	842
Additional paid-in capital	6,134,804	11,356,028
Accumulated deficit	(3,530,856	(3,530,856)
Non-controlling Interest	(15,391	(15,391)
Total stockholders’ equity	$2,588,919	$7,810,623
Total Capitalization	$2,588,919	$7,810,623

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DILUTION

If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per Unit and the net tangible book value per share of common stock after this offering. Dilution results because the offering price per Unit is substantially in excess of the book value per share of common stock attributable to the existing shareholders.

Net tangible book value represents the amount of our total consolidated tangible assets, which represent the amount of our total consolidated assets, excluding intangible assets, less total consolidated liabilities. Our historical net tangible book value as of January 31, 2026 was US$2,588,919, or US$0.72 per share of our common stock, as adjusted to reflect the Reverse Stock Split. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share of our common stock is our historical net tangible book value divided by the number of outstanding common stock as of January 31, 2026.

Dilution is determined by subtracting net tangible book value per common stock, after giving effect to the additional proceeds we will receive from this offering, from the assumed offering price of US$1.25 per Unit, which is the last reported sale price of our common stock on Nasdaq on May 28, 2026, and after deducting the Placement Agent’s fees and estimated offering expenses payable by us attributed to each share.

Without taking into account any other changes in net tangible book value after January 31, 2026 other than to give effect to the sale of the Units offered in this offering, at an assumed offering price of US$1.25, which is the last reported sale price of our common stock on Nasdaq on May 28, 2026, after deducting the Placement Agent fees and estimated offering expenses payable by us, and assuming the sales of all of the securities we are offering, no issuance of Pre-Funded Warrants, and no exercise of the Common Warrants, our pro forma as adjusted net tangible book value as of January 31, 2026 would have been US$7,810,623, or US$0.93 per share of common stock. This represents an immediate increase in net tangible book value of US$0.21 per share of the common stock to the existing shareholders and an immediate dilution in net tangible book value of US$0.32 per share of the common stock to investors purchasing securities in this offering. The following table illustrates such dilution:

Assumed offering price per Unit	$1.25
Historical net tangible book value per share as of January 31, 2026	$0.72
Increase in net tangible book value per share of common stock attributable to payments by new investors	$0.21
As adjusted net tangible book value per share after giving effect to this offering	$0.93
Dilution per share to new investors in this offering	$0.32

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. The tables and discussion above are based on a total of 3,618,907 share of common stock issued and outstanding as of the date of this prospectus, and 8,418,907 shares of common stock after this offering, assuming: (1) the sales of all the securities being offered in this offering; (2) no Pre-Funded Units are offered hereby; and (3) no exercise of the Common Warrants and Placement Agent Warrant, unless otherwise indicated.

We may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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Principal Stockholders

The following table sets forth information with respect to the securities holdings of (i) Tianci’s officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of any class of Tianci’s voting stock. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise.

This table has been prepared based on 3,618,907 shares of common stock outstanding as of the date of the prospectus. Unless otherwise specified, the address of each of the persons set forth below is in care of Tianci.

Name of Beneficial Owner	Number of Shares of Common Stock		Percentage
Shufang GAO	2,021,482	(1)	55.86%
Wei FANG	9,229		0.26%
Ying DENG	7,143		0.20%
Yee Man YUNG	3,158		0.09%
Fan LIU	3,158		0.09%
Juan CHANG	–		–
Guilin ZHANG	–		–
All officers and directors as a group (7 persons)	2,044,170	(1)	56.50%
Zhigang PEI	303,445	(2)	8.38%

______________________________

(1)	Includes 2,014,339 shares of common stock owned of record by RQS Capital Limited. Shufang GAO holds voting and dispositive power over shares held by RQS Capital Limited.
(2)	Includes 256,143 shares owned of record by Silver Glory Group Limited, of which Zhigang PEI is the beneficial owner.

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DESCRIPTION OF CAPITAL STOCK AND SECURITIES WE ARE OFFERING

The following description summarizes certain terms of our capital stock, certain provisions of our articles of incorporated, as amended (“Articles of Incorporation”) and bylaws and certain terms of the warrants and pre-funded warrants included in this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation and bylaws and the provisions of the warrants and the pre-funded warrants, copies of which are filed with the SEC as exhibits to the Registration Statement on Form S-1 of which this prospectus forms a part, and to the applicable provisions of Nevada law.

We are offering Units, each Unit consists of one share of common stock and one Common Warrant, at an assumed offering price of $1.25 per Unit, based upon the closing price of our common stock on the Nasdaq Capital Market on May 28, 2026.

We are also offering Pre-Funded Units, with each Pre-Funded Unit consisting of one Pre-Funded Warrant and one Common Warrant to each purchaser whose purchase of Units would otherwise result in the purchaser’s, together with its affiliates, beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding common stock immediately following the consummation of this offering.

Each Pre-Funded Warrant will be exercisable for one common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of our common stock outstanding immediately after giving effect to such exercise.

The purchase price of each Pre-Funded Unit will be equal to the price per Unit minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share of our common stock. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Unit we sell, the number of Units that we are offering will be decreased on a one-for-one basis. The common stock and Pre-Funded Warrants, if any, can each be purchased in this offering only with the accompanying Common Warrant as part of a Unit or Pre-Funded Unit, as appliable, but the components of the Units and Pre-Funded Unit will immediately separate upon issuance.

We will not issue any fractional Common Warrants or Pre-Funded Warrants in this offering and will round down the number of Common Warrants any purchaser of Units or Pre-Funded Units would otherwise receive to the nearest whole number.

Each Common Warrant will be immediately exercisable for one share of our common stock at an exercise price of $1.25 per share (100% of the offering price of each Unit sold in this offering) and expire three years after the issuance date.

We are also registering the common stock issuable from time to time upon exercise of the Common Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units offered hereby. Our Units and Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common stock (or Pre-Funded Warrants) and the Common Warrants comprising our Units or Pre-Funded Units are immediately separable and will be issued separately in this offering.

Authorized and Outstanding Capital Stock

We are authorized to issue common stock and preferred stock. At the annual meeting of the Company’s stockholders held on February 13, 2026, the Company’s stockholders approved a proposal to increase Company’s total number of authorized shares of common stock from 100,000,000 shares to 2,000,000,000 shares. There will not be any increase to the authorized number of shares of preferred stock, which would remain unchanged at 20,080,000 shares.

The Company filed an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada on February 18, 2026, and the increase of the number of the common stock became effective at the time of that filing.

The total number of shares of stock that we are authorized to issue is 2,020,080,000 shares of capital stock consisting of 2,000,000,000 shares of common stock, $0.0001 par value, 80,000 shares of Series A Preferred Stock, $0.0001 par value per share, 80,000 shares of Series B Preferred Stock, $0.0001 par value per share, and up to 19,920,000 shares of undesignated preferred stock (“Undesignated Preferred Stock”), $0.0001 par value per share.  The Company has no preferred stock outstanding.

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Description of Common Stock

We are authorized to issue 2,000,000,000 shares of common stock at a par value of $0.0001 per share.

On March 16, 2026, the Company filed a Certificate of Amendment to its Articles of Incorporation to effect a 1-for-7 reverse stock split of its issued and outstanding common stock, which became effective on March 20, 2026. All share and per-share data included in the Company’s financial statements have been retroactively adjusted to reflect the reverse stock split. As of the date of this prospectus, we had 3,618,907 shares of common stock issued and outstanding.

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under the NRS, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges; in addition, such common stock does not entitle its holders to pre-emptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

As of the date of this prospectus, there are no outstanding stock options.

Description of Preferred Stock

Our Certificate of Incorporation authorizes 80,000 shares of Series A Preferred Stock, $0.0001 par value per share, 80,000 shares of Series B Preferred Stock, $0.000 par value per share,  and 19,920,000 shares of undesignated preferred stock, $0.0001 par value per share.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

The Board of Directors shall have authority, without stockholder approval, to amend the Tianci’s Articles of Incorporation to divide the class of Preferred Stock into series, and to determine the relative rights and preferences of the shares of each series, including (i) voting power, (ii) the rate of dividend, (iii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

Series A Preferred Stock

On January 26, 2023, we issued 80,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock may be converted by the holder of the share into 100 shares of common stock, subject to equitable adjustment of the conversion rate. Each holder of Series A Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series A Preferred Stock is convertible. Upon liquidation of the Company, each holder of Series A Preferred Stock will be entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis.

The following is a summary of the terms of the Series A Preferred Stock, which is qualified in its entirety by the Supplement to Item 3: Authorized Stock of Attachment to Certificate of Amendment of Articles of Incorporation, which was filed as Exhibit 10-a to our Current Report on Form 8-K filed with the SEC on January 26, 2023 and which is incorporated into this prospectus by reference.

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Liquidation

Upon the liquidation, dissolution and winding up of the Corporation, the holder of each share of the Series A Preferred Stock shall be entitled to receive out of the net assets of the Corporation, before any amount shall be paid to the holders of any other class of stock, the sum of One Cent ($0.01) per share, after which the Holders of Series A Preferred Stock shall share in the distribution with the holders of the common stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the stockholders, each share of Series A Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s common stock into which that holder’s Series A Preferred Stock could be converted on the record date for the distribution.

Voting

Each share of Series A Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock are convertible on the record date for the stockholder action.

Conversion

Any shares of Series A Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of common stock (a “Conversion”). The number of shares of common stock to which a holder of Series A Preferred Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the number of shares of Series A Preferred Stock being converted by one hundred (100).

Consolidation, Merger or Reorganization.. In case the Corporation shall enter into any consolidation, merger, reorganization, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Conversion Rights of Series A Preferred Stock shall at the same time be modified such that upon Conversion of a share of Series A Preferred Stock the holder shall receive the product of the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

Adjustment for Reclassification, Exchange and Substitution. At any time or times the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of the Corporation’s stock, whether by recapitalization, combination, consolidation, reverse stock split, reclassification or otherwise, the Adjustment Number shall be changed proportionately to the change in the number of shares of common stock resulting from the recapitalization, reclassification or other change.

Fractional Shares. The Corporation shall not, nor shall it cause its transfer agent to, issue any fraction of a share of common stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of common stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of common stock up to the nearest whole share.

Dividend Payable in Shares of Stock

In the event the Corporation shall at any time declare or pay any dividend on common stock payable in shares of common stock, then the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event

As of the date of this prospectus, the 80,000 shares of Series A Preferred Stock previously issued have been converted into 8,000,000 shares of common stock, and no shares of Series A Preferred Stock are outstanding.

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Series B Preferred Stock

On April 24, 2024, we issued 80,000 shares of Series B Preferred Stock, each of which is convertible at any time, by the holder of the share into 100 shares of common stock (an aggregate of 8,000,000 shares of common stock), subject to equitable adjustment of the conversion rate. As of the date of this prospectus, the 80,000 shares of Series B Preferred Stock previously issued have been converted into 8,000,000 shares of common stock, and no shares of Series B Preferred Stock are outstanding.

The holder of Series B Preferred Stock will have voting rights equal to the holder of the number of shares of common stock into which the Series B Preferred Stock is convertible. Upon liquidation of the Company, each holder of Series B Preferred Stock will be entitled to receive, out of the net assets of the Company, $0.01 per share, then to share in the distribution on an as-converted basis.

The following is a summary of the terms of the Series B Preferred Stock, which is qualified in its entirety by Exhibit A to Certificate of Designation Establishing Series B Preferred Stock, which was filed as Exhibit 10-a to our Current Report on Form 8-K filed with the SEC on April 24, 2024 and which is incorporated into this prospectus by reference.

Liquidation

Upon the liquidation, dissolution and winding up of the Corporation, the holder of each share of the Series B Preferred Stock shall be entitled to receive out of the net assets of the Corporation, before any amount shall be paid to the holders of any other class of stock, the sum of One Cent ($0.01) per share, after which the Holders of Series B Preferred Stock shall share in the distribution with the holders of the common stock on a pari passu basis, except that in determining the appropriate distribution of available cash among the stockholders, each share of Series B Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s common stock into which that holder’s Series B Preferred Stock could be converted on the record date for the distribution.

Voting

Each share of Series B Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder's shares of Series B Preferred Stock are convertible on the record date for the stockholder action.

Conversion

Any shares of Series B Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of common stock (a “Conversion”). The number of shares of common stock to which a holder of Series B Preferred Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the number of shares of Series B Preferred Stock being converted by one hundred (100).

Consolidation, Merger or Reorganization. In case the Corporation shall enter into any consolidation, merger, reorganization, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Conversion Rights of Series B Preferred Stock shall at the same time be modified such that upon Conversion of a share of Series B Preferred Stock the holder shall receive the product of the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

Adjustment for Reclassification, Exchange and Substitution. At any time or times the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of the Corporation’s stock, whether by recapitalization, combination, consolidation, reverse stock split, reclassification or otherwise, the Adjustment Number shall be changed proportionately to the change in the number of shares of common stock resulting from the recapitalization, reclassification or other change.

Fractional Shares. The Corporation shall not, nor shall it cause its transfer agent to, issue any fraction of a share of common stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of common stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of common stock up to the nearest whole share.

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Dividend Payable in Shares of Stock

In the event the Corporation shall at any time declare or pay any dividend on common stock payable in shares of common stock, then the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

As of the date of this prospectus, the 80,000 shares of Series B Preferred Stock previously issued have been converted into 8,000,000 shares of common stock, and no shares of Series B Preferred Stock are outstanding.

Undesignated Preferred Stock

The Board of Directors shall have authority, without stockholder approval and by resolution of the Board of Directors, to amend the Corporation's Articles of Incorporation to divide the class of Preferred Stock into series, to designate each such series by a distinguishing letter, number or title so as to distinguish the shares thereof from the shares of all other series and classes, and to fix and determine the relative rights and preferences of the shares of each series so established, including (a) voting power, (b) the rate of dividend, (c) the price at which, and the terms and conditions on which, the shares may be redeemed, (iv) the amount payable upon the shares in the event of liquidation, (d) any sinking fund provision for the redemption or purchase of the shares, and (e) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

Common Warrants

The following is a summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants. The Common Warrants will be issued in certificated form only.

Duration and Exercise Price

Each Common Warrant offered hereby will have an assumed exercise price equal to 100% of the price a Common Unit sold to the public in this offering. The Common Warrants are immediately exercisable at any time after their issuance and at any time up to the date that is three years after their issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Common Warrants will be issued separately from the common stock or Pre-Funded Warrants, respectively, and may be transferred separately immediately thereafter. The Common Warrants will be issued in certificated form only.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

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Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrant.

Adjustment for Subsequent Issuances

The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations, rights offerings, or similar events affecting our common stock and the exercise price, as described in the Common Warrant. In addition, at any time while the Common Warrants are outstanding, if the Company or sell (or are deemed to have issued or sold) any common stock or securities convertible or exercisable into common stock, but excluding shares of common stock or securities deemed to have been issued or sold by us in an Exempt Issuance (as defined in the Common Warrant) or to extend the term of such securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price of the Common Warrant in effect immediately prior to such issuance or sale or deemed issuance or sale (each of the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the exercise price then in effect shall be reduced to an amount equal to the lower of the New Issuance Price, subject to a floor price set forth in the Common Warrant (equal to twenty percent (20%) of the Nasdaq Minimum Price).

Adjustment for Subsequent Issuances

The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations, rights offerings, or similar events affecting our common stock and the exercise price, as described in the Common Warrant. In addition, at any time while the Common Warrants are outstanding, if the Company or sell (or are deemed to have issued or sold) any common stock or securities convertible or exercisable into common stock, but excluding shares of common stock or securities deemed to have been issued or sold by us in an Exempt Issuance (as defined in the Common Warrant) or to extend the term of such securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price of the Common Warrant in effect immediately prior to such issuance or sale or deemed issuance or sale (each of the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the exercise price then in effect shall be reduced to an amount equal to the lower of the New Issuance Price, subject to a floor price set forth in the Common Warrant (equal to twenty percent (20%) of the Nasdaq Minimum Price).

Adjustment for Share Combination Event

If at any time while the Common Warrants are outstanding, there occurs any share split, share dividend, reverse share split, or share combination, recapitalization or other similar transaction involving our common stock (each, a “Share Combination Event”, and the date of that Share Combination Event (or if the Share Combination Event occurs after the close of trading on the principal market, the trading day following that date), the “Share Combination Event Date”), then, in addition and after giving effect to the adjustments for that Share Combination Event elsewhere in the Common Warrants, the exercise price shall be reduced, but in no event increased, to the lowest VWAP during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the Share Combination Event Date (as applicable, the “Event Market Price”); provided, that in calculating the Event Market Price, the VWAP for Trading Days prior to the Share Combination Event Date shall be the VWAP reported after adjusting for the Share Combination Event. For each adjustment purchase to a Share Combination Event, the number of shares issuable under the Common Warrants (the “Share Combination Issuable Shares”) will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding securities, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of securities, the holders of the Common Warrants will be entitled to receive upon exercise of the pre- funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction on a net exercise basis.

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Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Common Warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Common Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Common Warrants.

Governing Law

The Common Warrants are governed by New York law.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. The Common Warrants will be issued in certificated form only.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price of $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price, as described in the Pre-Funded Warrant.

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Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants.

Rather, at the Company’s election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

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Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding securities, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of securities, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction on a net exercise basis.

Governing Law

The Common Warrants are governed by New York law.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Placement Agent Warrant, which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form Placement Agent Warrant. The Placement Agent Warrants will be issued in certificated form only.

We have agreed to issue to Maxim (or its permitted assignees) Placement Agent Warrants to purchase a number of shares of common stock equal to 5.0% of the number of shares of common stock (or securities exercisable for shares of common stock) being sold in this offering. The Placement Agent Warrants will be substantially in similar form to the Common Warrant issued in the offering. The Placement Agent Warrants will be exercisable at an assumed exercise price of $1.25 per share and will expire three years after the date of the commencement of the sales of the public securities.  See the form of Placement Agent Warrant filed as an exhibit to the registration statement of which this prospectus forms a part for a complete description of the terms. The Placement Agent Warrants and the common stock underlying the Placement Agent Warrants are being registered on the registration statement of which this prospectus is a part.

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Anti-Takeover Provisions

Certain provisions of Nevada law  summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless (a) the transaction is approved by the Board prior to the date the interested stockholder obtained such status or (b) the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders.

The prohibition also extends beyond the expiration of the initial two-year period, unless (a) the combination or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder, (b) the combination is later approved by a majority of the voting power held by disinterested stockholders or (c) the consideration received by the stockholders meets certain “fair price” criteria. The “fair price” criteria requires that the consideration is at least equal to the highest of (a) the highest price per share paid by the interested stockholder during the two years preceding the announcement of the business combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of the corporation’s stock on the date of announcement of the business combination or on the date the interested stockholder acquired the shares, whichever is higher, or (c) in the case of preferred stock, the highest liquidation value of such preferred stock, if higher.

A “combination” generally includes mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, prior to the relevant determination has owned) 10% or more of the voting power of the outstanding voting shares of a corporation.

These provisions may be subject to exceptions or will not apply if a corporation elects not to be governed by these provisions. We have not opted out of these provisions.

The statute could have the effect of delaying, deferring, or preventing mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada (as defined under statute and may be interpreted broadly). The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power.

Generally, once an acquirer crosses one of the above thresholds, shares acquired in the transaction or series of related transactions that result in crossing the applicable threshold, including shares acquired within 90 days thereof, become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore those voting rights by vote of the disinterested stockholders. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect not to be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging unsolicited or hostile takeover attempts of our company.

Listing

Our common stock is listed for trading on The Nasdaq Capital Market under the symbol “CIIT”.

Transfer Agent and Register

Our transfer agent and warrant agent is Securities Transfer Corporation, with offices located at 2901 Dallas Parkway #380 Plano, TX 75093. The phone number and facsimile number are 1-(469) 633-0101 and 1-(469)-633-0088, respectively. Additional information about Securities Transfer Corporation Transfer can be found on its website at www. stctransfer.com.

Dividend Policy

To date we have never declared a dividend for our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

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PLAN OF DISTRIBUTION

We have entered into a placement agency agreement with Maxim Group LLC to act as our exclusive placement agent (“Maxim” or the “Placement Agent”), with respect to the securities subject to this offering. The placement agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its reasonable “best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the securities being offered pursuant to this prospectus. The securities will be offered at a fixed price and are expected to be issued in a single closing. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

We are offering on a “best efforts” basis (i) up to 4,800,000 Units, each consisting of one share of Common Stock and one Common Warrant and (ii) up to 4,800,000 Pre-Funded Units, each consisting of one Pre-Funded Warrant and one Common Warrant.

Each Warrant will be exercisable for one share of Common Stock. The exercise price of each Common Warrant will equal the per Common Unit offering price hereunder, which we have assumed to be $1.25 based on the closing price of our shares of Common Stock rounded to the nearest whole cent on the Nasdaq Capital Market on May 28, 2026. The Common Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised until the third anniversary of the date of issuance. The exercise price of each Pre-Funded Warrant will be $0.001. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

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Placement Agent Fees and Expenses

We have agreed to pay the placement agent an aggregate fee equal to seven percent (7.0%) of the total gross proceeds from this offering.

In addition, we will reimburse the Placement Agent up to a maximum of $100,000 for out-of-pocket accountable expenses, or, of $50,000 in the event that there is not a closing, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals in connection with the performance of their services. Such Advance will be applied against the Placement Agent expenses in connection with the offering, and to the extent not actually incurred, such Advance shall be reimbursed to us.  Any portion of the advance shall be returned back to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the Placement Agent fees above, will be approximately $258,296 .

There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Because this is a best efforts offering, the placement agent does not have an obligation to purchase any securities. This offering will terminate on [*], 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We expect that the offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). Accordingly, we and the placement agent have not made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Placement Agent agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

contained in the Placement Agent agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Placement Agent Warrants

We have also agreed to issue to the placement agent, or its permitted designees, Placement Agent Warrants to purchase up to 240,000 shares of common stock, which number of shares of common stock is equal to 5.0% of the aggregate number of shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the securities sold in this offering). The Placement Agent Warrants will be registered as part of this registration statement and will be non-exercisable for 180 days from the commencement of sales of the securities in this offering, which period is in compliance with applicable FINRA rules, and will expire on the three year anniversary of the commencement of sales of the securities in this offering. The Placement Agent Warrants will be exercisable at a price per share equal to 100% of the purchase price per share of common stock sold in this offering. The Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The Placement Agent (or permitted assignees under FINRA Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these Placement Agent Warrants or the shares of common stock underlying the Placement Agent Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrants or the underlying shares of common stock for a period commencing 180 days from the commencement of sales of the securities in this offering, except that they may be assigned, in whole or in part, to any officer or partner, registered person or affiliate of the Placement Agent. The Placement Agent Warrants shall not be redeemable and shall provide for cashless exercise in certain cases. The Placement Agent Warrants shall also further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares of common stock underlying such warrants) resulting from certain corporate events (which would include dividends, stock splits, etc.) and future issuance of common stock or common stock equivalents at prices (or with exercise and/or conversion prices) below the exercise price.

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Lock-Up Agreements

All of our directors and executive officers, and other holder(s) of five percent of more of the outstanding shares of our common stock as of the effective date of the registration statement related to this offering have agreed to a three (3) months “lock-up” period from the closing of this offering with respect to the common stock that they beneficially own. This means that, for a period of six (6) months following the closing of the offering, such persons may not offer, issuer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the prior written consent of the Placement Agent, including the issuance of shares upon the exercise of currently outstanding options approved by the Placement Agent

The Placement Agent has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Placement Agent may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

We have agreed that for a period of twelve (12) months from the closing of this offering, the Placement Agent will have a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such twelve (12) months period of the Company, or any successor to or any subsidiary of the Company; provided, however, that such right shall be subject to FINRA Rule 5110(f)(2). In addition, we shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Placement Agent. Such offer shall be made in writing in order to be effective. The Placement Agent shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If the Placement Agent should decline such retention, the Company shall have no further obligations to Placement Agent with respect to the offering for which it has offered to retain Placement Agent, except as otherwise provided for herein.

In addition, we have agreed, until the effectiveness of the registration statement in connection with this offering, not to negotiate with any other broker-dealer relating to a possible private and/or public offering of our securities without the written consent of the Placement Agent. We further have agreed that if the Company determines that it shall proceed with an alternative offering (registered or unregistered) of its equity securities or reverse merger (“Alternative Transaction”), then Maxim’s exclusivity as set forth in this engagement letter shall still apply, and Maxim shall act as the Company’s exclusive underwriter, agent or advisor with respect to such Alternative Transaction.

Securities Issuance Standstill

We have also agreed, for a period of six (6) months from the closing of this offering, the Company shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the Placement Agent’s prior written consent, with certain exemptions.

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Other Rights

Upon the closing of this offering, or if the engagement period as provided in the engagement letter between us and the Placement Agent ends prior to a closing of an offering (other than a termination for cause), then if within twelve months following such time, we complete any financing of equity, equity-linked, convertible or debt or other capital-raising activity with, or receive any proceeds from, any investors that were contacted, introduced by the Placement Agent, then the Company shall pay to the Placement Agent a commission as described in this section, in each case only with respect to the portion of such financing received from such investors.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Determination of Offering Price

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “CIIT.” On May 28, 2026, the reported closing price per share of our common stock was $1.25. The final public offering price will be determined between us and the Placement Agent, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. There is no established public trading market for the warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the warrants on any national securities exchange or other nationally recognized trading system.

Listing

Our common stock are currently listed on the Nasdaq Capital Market under the symbol “CIIT”. We do not intend to list the Pre-Funded Warrants or Common Warrants on any securities exchange or other trading market.

Affiliations

The Placement Agent and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the Placement Agent and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Placement Agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.]

Electronic Distribution

This prospectus may be made available in electronic format on internet sites or through other online services maintained by the placement agent or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. Other than this prospectus in electronic format, any information on the placement agent’s or their affiliates’ websites and any information contained in any other website maintained by the placement agent or any affiliate of the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

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Regulation M

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Selling Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

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Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

Stamp Taxes

If you purchase our securities offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of Units, consisting of shares of common stock and Common Warrants, the acquisition, ownership and disposition of units consisting of Pre-Funded Warrants and Common Warrants (such units are referred to in this discussion as “pre-funded units”), the acquisition, ownership, and disposition of shares of common stock acquired as part of the Units, the acquisition, ownership, and disposition of Pre-Funded Warrants acquired as part of the pre-funded units, the exercise, disposition, or expiration of Common Warrants acquired as part of the Units or pre-funded units, the acquisition, ownership, and disposition of shares of common stock received upon exercise of the Pre-Funded Warrants, and the acquisition, ownership, and disposition of shares of common stock received upon exercise of the Common Warrants (the “warrant shares”), all as acquired pursuant to this prospectus. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”), regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.

This discussion is limited to U.S. holders and non-U.S. holders who hold Units, pre-funded units, shares of common stock, Pre-Funded Warrants, Common Warrants, or warrant shares, as applicable, as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the additional tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate and gift taxes. Except as provided below, this summary does not address tax reporting requirements. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:

•	insurance companies;

•	tax-exempt organizations and governmental organizations;

•	banks or other financial institutions;

•	brokers or dealers in securities or foreign currency;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	real estate investment trusts, regulated investment companies or mutual funds;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

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•	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;

•	persons that own (directly, indirectly or constructively) more than 5% of the total voting power or total value of our common stock;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons that have a “functional currency” other than the U.S. dollar;

•	persons that acquire Units, pre-funded units, shares of common stock, Pre-Funded Warrants, Common Warrants or warrant shares as compensation for services;

•	owners that hold our stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•	holders subject to special accounting rules;

•	S corporations (and shareholders thereof);

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes (and partners or other owners thereof); and

•	U.S. holders that are subject to taxing jurisdictions other than, or in addition to, the United States with respect to their Units, pre-funded units, shares of common stock, Pre-Funded Warrants, Common Warrants or warrant shares, or that hold such securities in connection with a trade or business, permanent establishment or fixed base outside the United States.

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If an entity or arrangement taxable as a partnership (or other “pass-through entity) for U.S. federal income tax purposes holds our Units, pre-funded units, shares of common stock, Pre-Funded Warrants, Common Warrants or warrant shares, the U.S. federal income tax treatment of such entity (or arrangement) and the partners (or other owners) of such entity generally will depend on the status of the partners, the activities of the entity and certain determinations made at the partner level. This summary does not address the tax consequences to any such owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership, and disposition our Units, pre-funded units, shares of common stock, Pre-Funded Warrants, Common Warrants or warrant shares.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our Units, pre-funded units, shares of common stock, Pre-Funded Warrants, Common Warrants or warrant shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our Units, pre-funded units, shares of common stock, Pre-Funded Warrants, Common Warrants or warrant shares that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR UNITS, PRE-FUNDED UNITS, SHARES OF COMMON STOCK, PRE-FUNDED WARRANTS, COMMON WARRANTS OR WARRANT SHARES.

U.S. Federal Income Tax Consequences of the Acquisition of Units or Pre-Funded Units

For U.S. federal income tax purposes, the acquisition by a U.S. holder or a non-U.S. holder of a Unit will be treated as the acquisition of one share of common stock and one Common Warrant. The purchase price for each Unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the U.S. holder or non-U.S. holder. This allocation of the purchase price for each Unit will establish a U.S. holder’s or non-U.S. holder’s initial tax basis for U.S. federal income tax purposes in the one share of common stock and one Common Warrant that comprise each Unit. For U.S. federal income tax purposes, each holder of our common stock and Common Warrants must allocate the purchase price paid by such holder for such securities between the one share of common stock and the one Common Warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. The price allocated to each share of common stock and one Common Warrant should constitute the holder’s initial tax basis in such share and Common Warrant, respectively.

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For U.S. federal income tax purposes, the acquisition by a U.S. holder or a non-U.S. holder of a pre-funded unit will be treated as the acquisition of one Pre-Funded Warrant and one Common Warrant. The purchase price for each pre-funded unit will be allocated between these two components in proportion to their relative fair market values at the time the pre-funded unit is purchased by the U.S. holder or non-U.S. holder. This allocation of the purchase price for each pre-funded unit will establish a U.S. holder’s or non-U.S. holder’s initial tax basis for U.S. federal income tax purposes in the one Pre-Funded Warrant and one Common Warrant that comprise each pre-funded unit. For U.S. federal income tax purposes, each holder of our Pre-Funded Warrants and Common Warrants must allocate the purchase price paid by such holder for such securities between the one Pre-Funded Warrant and the one Common Warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. The price allocated to each one Pre-Funded Warrant share and one Common Warrant should constitute the holder’s initial tax basis in such Pre-Funded Warrant and Common Warrant, respectively.

The foregoing treatment of our shares of common stock, Common Warrants, Pre-Funded Warrants, Units and pre-funded units and a holder’s purchase price allocation are not binding on the IRS or the courts. No assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in our securities. The balance of this discussion assumes that the characterization of the securities described above is respected for U.S. federal income tax purposes.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe that a Pre-Funded Warrant should be treated as a separate class of our shares of common stock for U.S. federal income tax purposes and a U.S. holder or non-U.S. holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of shares of common stock except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the shares of common stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the shares of common stock received upon exercise, increased by the exercise price of $0.001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants as warrants to acquire shares of common stock. If so, the amount and character of a U.S. holder’s or non-U.S. holder’s gain with respect to an investment in Pre-Funded Warrants could change. Accordingly, each U.S. holder and non-U.S. holder should consult its own tax advisors regarding the risks associated with the acquisition of a Pre-Funded Warrant pursuant to this prospectus (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of Pre-Funded Warrants into shares of common stock. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded Warrants into shares of common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Pre-Funded Warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants.

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U.S. Holders

U.S. Federal Income Tax Consequences of the Exercise, Disposition or Expiration of Common Warrants or Certain Adjustments to the Common Warrants

Exercise of Common Warrants

A U.S. holder should not recognize gain or loss on the exercise of Common Warrants and related receipt of warrant shares (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. holder’s initial tax basis in the warrant shares received on the exercise of Common Warrants should be equal to the sum of (a) such U.S. holder’s tax basis in such Common Warrants plus (b) the exercise price paid by such U.S. holder on the exercise of such Common Warrants. It is unclear whether a U.S. holder’s holding period for the warrant shares received on the exercise of Common Warrants would commence on the date of exercise of the Common Warrants or the day following the date of exercise of the Common Warrants.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of Common Warrants into warrant shares. The U.S. federal income tax treatment of a cashless exercise of Common Warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of Common Warrants described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants.

Disposition of Common Warrants

A U.S. holder will recognize gain or loss on the sale or other taxable disposition of a Common Warrants in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in the Common Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.

Expiration of Common Warrants Without Exercise

Upon the lapse or expiration of a Common Warrants, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Common Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.

Certain Adjustments to the Common Warrants

Under Section 305 of the Internal Revenue Code, an adjustment to the number of warrant shares that will be issued on the exercise of the Common Warrants, or an adjustment to the exercise price of the Common Warrants, may be treated as a constructive distribution to a U.S. holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of Common Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Common Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at “Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” below).

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U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

A U.S. holder that receives a distribution, including a constructive distribution, with respect to a share of common stock, Pre-Funded Warrant or warrant share (as well as any constructive distribution on a Common Warrant as described above) will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. holder’s tax basis in the shares of common stock, Pre-Funded Warrants or warrant shares and thereafter as gain from the sale or exchange of such shares of common stock, Pre-Funded Warrants or warrant shares (see “Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants and/or Warrant Shares” below). Dividends received on shares of common stock, Pre-Funded Warrants or warrant shares may be eligible for a dividends received deduction, subject to certain restrictions relating to, among others, the corporate U.S. holder’s taxable income, holding period and debt financing. Dividends paid by us to non-corporate U.S. holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied. The dividend rules are complex, and each U.S. holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants and/or Warrant Shares

Upon the sale or other taxable disposition of shares of common stock, Pre-Funded Warrants or warrant shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in such shares of common stock, Pre-Funded Warrants or warrant shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the shares of common stock, Pre-Funded Warrants or warrant shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Internal Revenue Code.

Non-U.S. Holders

U.S. Federal Income Tax Consequences of the Exercise, Disposition or Expiration of Common Warrants or Certain Adjustments to the Common Warrants

Exercise of Common Warrants

A non-U.S. holder generally will not recognize gain or loss on the exercise of Common Warrants and related receipt of warrant shares (unless cash is received in lieu of the issuance of a fractional warrant share and certain other conditions are present, as discussed below under “Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares”). A non-U.S. holder’s initial tax basis in the warrant shares received on the exercise of Common Warrants should be equal to the sum of (i) the non-U.S. holder’s tax basis in the Common Warrants, plus (ii) the exercise price paid by the non-U.S. holder on the exercise of the Common Warrants. It is unclear whether a non-U.S. holder’s holding period for the warrant shares received on the exercise of Common Warrants would commence on the date of exercise of the Common Warrants or the day following the date of exercise of the Common Warrants.

In certain limited circumstances, a non-U.S. holder may be permitted to undertake a cashless exercise of Common Warrants into warrant shares. The U.S. federal income tax treatment of a cashless exercise of Common Warrants into warrant shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of Common Warrants described in the preceding paragraph. Non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants.

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Disposition of Common Warrants

A non-U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Common Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such non-U.S. holder’s tax basis in the Common Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Warrant is held for more than one year. Any such gain recognized by a non-U.S. holder will be taxable for U.S. federal income tax purposes according to rules discussed under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares” below.

Expiration of Common Warrants without Exercise

Upon the lapse or expiration of a Common Warrant, a non-U.S. holder will recognize loss in an amount equal to such non-U.S. holder’s tax basis in the Common Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.

Certain Adjustments to the Common Warrants

Under Section 305 of the Internal Revenue Code, an adjustment to the number of warrant shares that will be issued on the exercise of the Common Warrants, or an adjustment to the exercise price of the Common Warrants, may be treated as a constructive distribution to a non-U.S. holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a Common Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Common Warrants should generally not result in a constructive distribution. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” below.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares

If we pay distributions of cash or property with respect to our shares of common stock, Pre-Funded Warrants or warrant shares, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its shares of common stock, Pre-Funded Warrants or warrants shares, as applicable. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “— Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Warrants and Warrant Shares.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, shares of common stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding.

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Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States are generally not subject to the 30% (or lower rate as may be specified by an applicable tax treaty) withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Shares of Common Stock, Pre-Funded Warrants, Common Warrants and Warrant Shares

Subject to the discussions below in “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our shares of common stock, Pre-Funded Warrants, Common Warrants, or warrant shares unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or

•	we are or have been a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of shares of common stock, Pre-Funded Warrants, Common Warrants or warrant shares; provided, with respect to the shares of common stock and warrant shares, that as long as our shares of common stock are regularly traded on an established securities market as determined under the U.S. Treasury Regulations (the “Regularly Traded Exception”), a non-U.S. holder would not be subject to taxation on the gain on the sale of shares of common stock or warrant shares under this rule unless the non-U.S. holder has owned: (i) more than 5% of our shares of common stock at any time during such 5-year or shorter period; (ii) Pre-Funded Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our shares of common stock; (iii) Common Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our shares of common stock; or (iv) aggregate equity securities of ours with a fair market value on the date acquired in excess of 5% of the fair market value of our shares of common stock on such date (in any case, a “5% Shareholder”). Since the Common Warrants are not expected to be listed on a securities market, the Common Warrants are unlikely to qualify for the Regularly Traded Exception. Special rules apply to the Pre-Funded Warrants. Non-U.S. holders holding Pre-Funded Warrants should consult their own tax advisors regarding such rules. In determining whether a non-U.S. holder is a 5% Shareholder, certain attribution rules apply in determining ownership for this purpose. We believe that we are not currently, and do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, we can provide no assurances that we are not currently, or will not become, a USRPHC, or if we are or become a USRPHC, that the shares of common stock, Pre-Funded Warrants, Common Warrants or warrant shares will meet the Regularly Traded Exception at the time a non-U.S. holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. If we are a USRPHC, a non-U.S. holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Distributions on Shares of Common Stock, Pre-Funded Warrants and Warrant Shares” in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

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Information Reporting and Backup Withholding

Distributions on, and the payment of the proceeds of a disposition of, our shares of common stock, Pre-Funded Warrants and warrant shares generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of dividends on our shares of common stock, Pre-Funded Warrants and warrant shares. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.

FATCA withholding also potentially applies to payments of gross proceeds from the sale or other disposition of our shares of common stock, Pre-Funded Warrants and warrant shares. Proposed U.S. Treasury Regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. You are encouraged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in our shares of common stock, Pre-Funded Warrants or warrant shares, including the applicability of any intergovernmental agreements.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO PROSPECTIVE INVESTORS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF UNITS, PRE-FUNDED UNITS, SHARES OF COMMON STOCK, PRE-FUNDED WARRANTS, WARRANTS OR WARRANT SHARES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

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LEGAL MATTERS

Ortoli Rosenstadt LLP, New York, New York, is acting as our counsel regarding securities law matters. The validity of the shares of common stock offered hereby will be passed upon for us by Fennemore Craig, P.C. Legal matters as to Hong Kong law will be passed upon for us by D.Fan & Co. Certain legal matters related to this offering will be passed upon for the Placement Agent by Pryor Cashman LLP, New York, New York. Ortoli Rosenstadt LLP and Pryor Cashman LLP may rely upon D.Fan & Co. with respect to matters governed by Hong Kong law.

EXPERTS

The audited consolidated financial statements of Tianci International, Inc.as of July 31, 2025, and 2024 and for each of the years then ended, incorporated by reference in this registration statement have been so incorporated in reliance on the report of Bush & Associates CPA LLC, an independent registered public accounting firm, given upon their authority as experts in auditing and accounting.

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Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at https://tianci-ciit.com/. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

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Incorporation of Documents by Reference

We have filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus is part of the registration statement, however the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus, and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended July 31, 2025, filed with the SEC on October 3, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended January 31, 2026, filed with the SEC on March 12, 2026, quarterly period ended October 31, 2025, filed with the SEC on December 12, 2025, the quarterly period ended April 30, 2025, filed with the SEC on June 6, 2025, and the quarterly period ended January 31, 2025 filed with the SEC on March 12, 2025;

•	our Definitive Proxy Statement on Form DEF 14A, filed with the SEC on January 13, 2026;

•	Current Reports on Form 8-K, filed with the SEC on December 15, 2025, October 30, 2025, October 14, 2025, October 3, 2025, June 10, 2025, April 11, 2025, September 13, 2024, August 14, 2024, April 26, 2024, January 26, 2024, January 23, 2024, March 6, 2023, and January 27, 2023.

•	the description of our Common Stock contained in our registration on Form 8-A (File No. 001-42591) filed with the SEC on April 8, 2025, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Unit 1109, Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, +852 26621800. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings. You also may access these filings on our website at https://tianci-ciit.com/. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

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Up to 4,800,000 Units, Each Unit Consisting of One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock

Up to 4,800,000 Pre-Funded Units, Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock

Up to 240,000 Placement Agent Warrants

Up to 4,800,000 Shares of Common Stock underlying the Pre-Funded Warrants

Up to 4,800,000 Shares of Common Stock underlying the Common Warrants

Up to 240,000 Shares of Common Stock underlying the Placement Agent Warrants

TIANCI INTERNATIONAL, INC.

PROSPECTUS

[*], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby (including the reimbursement of the Placement Agent’s expenses), other than placement agent commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee and FINRA filing fee, are estimated:

Securities and Exchange Commission Registration Fee	$1,699
FINRA Filing Fee	$1,445
Legal Fees and Expenses	$282,032
Accounting Fees and Expenses	$30,000
Miscellaneous	$43,120
Total Expenses	$358,296

Item 14. Indemnification of Directors and Officers.

Limitation of Directors’ and Officers’ Liability and Indemnification

Nevada Law

Section 78.7502 of the NRS provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person’s conduct does not constitute a breach of fiduciary duties involving intentional misconduct, fraud or a knowing violation of law under NRS Section 78.138 or such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who is or was a party or is threatened to be made a party to any action or suit by or in the right of the corporation (a “derivative action”) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as manager of a limited liability company against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person is not liable under NRS Section 78.138 for breach of fiduciary duties to the corporation or such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding (including a derivative action), or in defense of any claim, issue or matter therein, the corporation is required to indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

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NRS Section 78.751 provides that expenses incurred by an officer or director in defending any action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Under Nevada law, the determination as to whether indemnification is proper in the circumstances may be made by the stockholders, the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or independent legal counsel in a written opinion, as provided in NRS 78.751.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and liability and expenses incurred by such person in such person’s capacity as a director, officer, employee or agent, or arising out of such person’s status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Charter Provisions

Our bylaws provide that we may indemnify our current or past officers and directors against any and all expenses incurred by them, including, but not limited to, legal fees, judgments and penalties that may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Company.

Qualification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years which were not registered under the Securities Act.

(a)	Issuance of Capital Stock.

•	On March 3, 2023, the Company issued to RQS Capital 1,500,000 shares of our common stock and paid a cash price of $350,000 in a share exchange. Pursuant to the Exchange Agreement, the Company also issued a total of 700,000 shares of our common stock to nine employees or affiliates of Roshing to induce continued services to Roshing.

•	On March 1, 2023, the Company entered into agreements to sell a total of 1,253,333 shares of its common stock to 13 investors for a price of $0.30 per share, with an aggregate price of $376,000. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend.

•	On January 22, 2024, the Company sold 433,213 shares of its common stock pursuant to a private placement to 9 investors for $1.00 per share for an aggregate of $433,213. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend.

•	On January 19, 2024, the Company converted debt from five lenders in the aggregate amount of $445,109 into 445,109 shares of its common stock for $1.00 per share. No commissions were paid regarding the loan conversions and the share certificates were issued with a Rule 144 restrictive legend.

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The foregoing securities were issued in reliance on the exclusion from registration provided by either (i) Rule 903 of Regulation S under the Securities Act of the Securities Act because the recipient was a non-U.S. Person (as defined under Rule 902 Section (k)(2)(i) of Regulation S), or (ii) Section 4(a)(2) of the Securities Act due to the fact the issuance did not involve a public offering of securities.

(b) Warrants.

Warrants issued in connection with April 9, 2025 American Trust Investment Services, Inc. underwritten offering

On April 9, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with American Trust Investment Services, Inc. (“ATIS”), which provided for the issuance and sale by the Company in an underwritten public offering (the “Uplisting Public Offering”) and the purchase by ATIS of 1,750,000 shares of the Company’s common stock. The offering closed on April 11, 2025.

Pursuant to the Underwriting Agreement, the Company also issued to the ATIS or its designee Common Stock Purchase Warrant to purchase a number of shares equal to 5% of the aggregate number of shares of common stock sold in the Uplisting Public Offering, including shares issued upon exercise of the option to purchase additional shares (the “ATIS’s Underwriter Warrants”). The ATIS’s Underwriter Warrants have a term of five years from the commencement of sales in the Uplisting Public Offering and an exercise price of $4.80 per share.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description of Exhibit
1.1*	Form of Placement Agent Agreement
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 on Form S-1/A filed March 14, 2025)
3.2	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 10.a of the Form 8-K filed on January 27, 2023)
3.3	Amended and Restated Bylaws of Tianci International, Inc., as adopted on August 2, 2024 (incorporated by reference to Exhibit 3-a of the Form 8-K filed on August 14, 2024)
3.4	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed on March 17, 2026)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 on Form S-1/A filed March 14, 2025)
4.2	Certificate of Designation of Series B Preferred Stock filed with the Secretary of State of Nevada (incorporated by reference to Exhibit 10.a of the Form 8-K filed on April 26, 2024)
4.3*	Form of Pre-Funded Warrant
4.4*	Form of Common Warrant
4.5*	Form of Placement Agent Warrant
5.1*	Opinion of Fennemore Craig, P.C. with respect to the legality of the common stock registered hereby
5.2*	Opinion of Ortoli Rosenstadt LLP, regarding the validity of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants being registered
10.1	Employment Agreement dated August 27, 2021 between Shufang Gao and Tianci International, Inc. (incorporated by reference to Exhibit 10.2 of the Form 10-K filed on October 31, 2022).
10.2	Employment Agreement dated August 27, 2021 between Wei Fang and Tianci International, Inc. (incorporated by reference to Exhibit 10.3 of the Form 10-K filed on October 31, 2022).
10.3	Employment Agreement dated January 23, 2023 between Ying Deng and Tianci International Inc. (incorporated by reference to Exhibit 10.4 of the Form 10-K filed on October 23, 2023).
10.4	Form of Director Retainer Agreement (incorporated by reference to Exhibit 10.2 of our Current Report on Form 10-Q filed on December 14, 2021).
10.5	Tianci 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 on Form S-1/A filed March 14, 2025)
10.6	Share Purchase Agreement between Tianci and RQS, dated April 23, 2024 (incorporated by reference to Exhibit 10.7 on Form S-1/A filed March 14, 2025)

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10.7	Form of Debt Conversion by Non-U.S. Persons Subscription Agreement (incorporated by reference to Exhibit 10.9 on Form S-1/A filed March 14, 2025)
10.8	Office Rental Service Agreement (incorporated by reference to Exhibit 10.10 on Form S-1/A filed March 14, 2025)
10.9	Underwriting Agreement dated April 9, 2025 between the Company and American Trust Investment Services, Inc. (incorporated by reference to Exhibit 1.1 of the Form 8-K filed on April 11, 2025)
10.10	Common Stock Purchase Warrants (incorporated by reference to Exhibit 4.1 of the Form 8-K filed on April 11, 2025)
10.11*	Form of Securities Purchase Agreement
10.12*	Form of Lock-Up Agreement
14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 on Form S-1 filed June 10, 2024)
14.2	The Review Policy for Related Party Transaction (incorporated by reference to Exhibit 14.2 on Form S-1 filed June 10, 2024)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 on Form S-1/A filed March 14, 2025)
23.1*	Consent of Bush & Associates CPA LLC
23.2*	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)
23.3*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
23.4*	Consent of D.Fan & Co. (included in Exhibit 99.5)
24.1*	Power of Attorney (included on signature page to this filing of the Registration Statement on Form S-1)
99.1	First Amended Audit Committee Charter (incorporated by reference to Exhibit 99.1 on Form S-1/A filed September 5, 2024)
99.2	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.2 on Form S-1 filed June 10, 2024)
99.3	Compensation Committee Charter (incorporated by reference to Exhibit 99.3 on Form S-1 filed June 10, 2024)
99.4	Mandatory Recoupment Policy (incorporated by reference to Exhibit 97 of our Annual Report on Form 10-K filed on October 3, 2025).
99.5*	Opinion of D.Fan & Co.
107*	Filing Fee Table

___________________

*	Filed herewith.
**	To be filed vide amendment.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Hong Kong, China on June 2, 2026.

TIANCI INTERNATIONAL, INC.

Date: June 2, 2026	/s/ Shufang Gao
By: Shufang Gao Title: Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Shufang Gao and Wei Fang, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Shufang Gao	Chief Executive Officer and Director	June 2, 2026
Shufang Gao	(Principal Executive Officer)

/s/ Wei Fang	Chief Financial Officer and Director	June 2, 2026
Wei Fang	(Principal Financial Officer and Accounting Officer)

/s/ Ying Deng	Vice President and Director	June 2, 2026
Ying Deng

/s/ Yee Man Yung	Independent Director	June 2, 2026
Yee Man Yung

/s/ Fan Liu	Independent Director	June 2, 2026
Fan Liu

/s/ Juan Chang	Independent Director	June 2, 2026
Juan Chang

/s/ Guilin Zhang	Independent Director	June 2, 2026
Guilin Zhang

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